OMI CORPORATION SAVINGS PLAN
                      (Amended and restated effective as of
                                January 1, 2001,
                       with certain other effective dates)


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                               SECTION 1. PURPOSE

          1.1 The purpose of the OMI Corporation Savings Plan is to provide Eligible Employees with a convenient way to save on a regular and long term basis, all as set forth herein and in the Trust Agreement. The Plan and the Trust established hereunder, which were originally effective as of July 1, 1993, are intended to qualify as a plan and a trust which meet the requirements of Sections 401(a), 401(k) and 501(a), respectively, of the Code or any other applicable provisions of law including, without limitation, the Act. Effective as of January 1, 1997, with certain other effective dates, the Plan was amended and restated in its entirety to comply with the requirements of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and guidance promulgated thereunder. Effective as of January 1, 2001, with certain other effective dates, the Plan is hereby amended and restated in its entirety to conform to the requirements of additional guidance with respect to the foregoing legislation issued since the previous restatement, to conform to the requirements of the Community Renewal Tax Relief Act of 2000, to add the OMI Corporation Stock Fund to the Plan, and to effect certain other desired changes.

          1.2 The rights of any person (including such person's Beneficiary, if any) who terminated employment or who retired on or before the effective date of a particular Plan amendment, including his eligibility for benefits and the time and form in which benefits, if any, will be paid, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Participant of the Plan.


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          1.3  Effective  for Plan Years  beginning on or after January 1, 1999,
Employer Contributions made pursuant to Section 5.1(a) are intended to be used to satisfy the "safe harbor" requirements of Sections 401(k)(12) and 401(m)(11) of the Code with respect to nondiscrimination testing.


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                             SECTION 2. DEFINITIONS

          When used herein the following terms shall have the following meanings:

          2.1 "Account" or "Participant's Account" means the account established and maintained on behalf of a Participant pursuant to Section 3.4, including such Participant's Employer Contribution Account, Compensation Reduction Contribution Account, Rollover Contribution Account and ESOP Account.

          2.2 "Act" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections of the Act are to such sections as they may from time to time be amended or renumbered.

          2.3 "Administrative Committee" or "Committee" means the Administrative Committee of OMI Corporation as provided for in Section 12. For purposes of the Act, the Administrative Committee shall be the administrator of the Plan and its members shall be named fiduciaries with respect to matters for which they are responsible under the Plan.

          2.4 "Affiliate" means any corporation (other than the Company) which is included in a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code), any organization included in the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, and any other entity required to be aggregated with the Company pursuant to the IRS Regulations issued under Section 414(o) of the Code; except that for purposes of applying the provisions of Section 16 and 17 with respect to limitations on contributions, Section 415(h) of the Code shall apply.


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          2.5 "Beneficiary" means the beneficiary or beneficiaries designated by a Participant pursuant to Section 11 to receive the amount, if any, payable under the Plan upon the death of such Participant.

          2.6  "Board  of  Directors"  means  the  Board  of  Directors  of  OMI
Corporation

          2.7 "Break in Service" means a Plan Year during which an Employee has not been credited with more than 500 Hours of Service, as determined by the Administrative Committee in accordance with the Regulations. Solely for purposes of determining whether a Break in Service has occurred, an Employee shall be credited with the Hours of Service which such Employee would have completed but for the pregnancy of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement in accordance with this Section 2.7 and the Labor Department Regulations. In the event the number of Hours of Service which otherwise would have been credited to such Employee but for such absence cannot be determined, then the Employee shall receive credit for eight Hours of Service per day of such absence; provided, however, that the total Hours of Service so credited shall not exceed 501 Hours of Service. Hours of Service credited by reason of any pregnancy or placement hereunder shall be credited entirely in the Plan Year in which the absence began if such Hours of Service are necessary to prevent a Break in Service in such Plan Year, or otherwise in the following Plan Year. In order to receive credit for Hours of Service hereunder, the Employee may be required to furnish to the Administrative Committee a statement from a duly licensed physician that the leave was taken by reason of the birth of the child and specifying the length of absence recommended by the physician. In the event of the adoption of a


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child or the care of a child  after the birth or  adoption  of such  child,  the
Administrative Committee may require such proof as it deems necessary to certify the reason for the absence.

          2.8 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

          2.9 "Company" means OMI Corporation, a Marshall Islands corporation.

          2.10 "Compensation" means for each Plan Year beginning on or after January 1, 1994, an Employee's first $150,000 (as adjusted by the Commissioner of the IRS for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code) (the "annual compensation limit") of remuneration paid or payable for Service while an Employee and a Participant, without giving effect to any reduction therein pursuant to such Participant's election under
Section 4.1(a) and/or under Code Sections 125 or 132(f). Compensation does not include any (i) compensation deferrals other than deferrals made pursuant to
Section 4.1(a) and/or amounts contributed pursuant to Code Section 125 or 132(f) arrangements, (ii) deferred compensation paid to Employees, or (iii) other amounts of extra compensation that are excludable under IRS Regulation 1.414(s)-1(d)(2)(ii), including, without limitation, severance payments. If less than a full Plan Year of Compensation is taken into account, then the annual compensation limit shall be multiplied by the ratio obtained by dividing the number of full months in the period by 12. In determining the Compensation of a Participant prior to January 1, 1997, for purposes of the annual compensation limit, the rules of Section 414(q) of the Code as in effect prior to January 1, 1997 shall apply, except that in applying such rules, the term "family member" referred to in such Code Section shall include only the spouse of the Participant and any lineal descendants who have not attained age 19 before the close of the Plan Year. If, as a

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result of the application of such rules, the adjusted annual  compensation limit is exceeded, then the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this
Section 2.10 prior to the application of the annual compensation limit.

          2.11 "Compensation Reduction Contributions " and "Compensation Reduction Contribution Account" means those contributions made by the Employer on behalf of a Participant in accordance with such Participant's election pursuant to Section 4.1(a) and that portion of the Participant's Account to which such contributions are credited.

          2.12 "Direct Rollover" means (i) a distribution by the Plan to an Eligible Retirement Plan as specified by a Distributee and (ii) a payment by another employee retirement plan to the Plan as a Rollover Contribution as specified by an Eligible Employee.

          2.13 "Disability" means the Participant's inability to perform the duties of employment with the Employer as would constitute disability under the OMI Corporation Long Term Disability Program.

          2.14 "Distributee" means a Participant or a former Participant. A Participant's or former Participant's Surviving Spouse or a former spouse of a Participant or former Participant who is an alternate payee under a Qualified Domestic Relations Order to which a distribution is to be made under the Plan shall also be deemed to be a Distributee.

          2.15 "Eligible Employee" means any Employee, excluding (i) any nonresident alien, (ii) any Employee who is included in a unit of Employees covered by a collective bargaining agreement which does not provide for his participation in the Plan, (iii) any Employee not paid on a salaried basis, (iv) any leased employee, and (v) any other person who performs services for the Employer under an agreement or arrangement (which may be written, oral and/or

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evidenced by the payroll  practice of the Employer)  with the individual or with another organization that provides the services of the individual to the Employer, pursuant to which the person is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Employer, irrespective of whether the person is treated as an Employee of the Employer under common law employment principles or pursuant to the provisions of Section 414(b), (c), (m) and (o) of the Code. A director of the Employer is not eligible to participate in the Plan unless he is also an Eligible Employee. For all purposes of the Plan, a "leased employee" means (1) any individual (other than an Employee) who provides services pursuant to an agreement between the Employer and any other person ("leasing organization"), (2) such individual performs such services for the Employer on a substantially full time basis for a period of at least one year, and (3) such services are performed under the primary direction or control of the Employer.

          2.16 "Eligible Retirement Plan" means (i) an individual retirement account, as described in Section 408(a) of the Code, (ii) an individual retirement annuity, as described in Section 408(b) of the Code, (iii) an annuity plan, as described in Section 403(a) of the Code, and (iv) a qualified plan and trust, as described in Sections 401(a) and 501(a) of the Code; provided, however, that in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan means an individual retirement account or an individual retirement annuity, as described in Sections 408(a) and 408(b) of the Code, respectively.

          2.17 "Eligible Rollover Distribution" means any distribution from the Plan of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution shall not include any distribution to the extent such distribution is required under Section 10.2 and Section 401(a)(9) of the Code.


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          2.18 "Employee" means an individual in the employ of the Employer. The term "Employee" shall not include any person who is performing services for an Employer pursuant to an agreement, contract or arrangement under which said
individual  is  designated,   characterized  or  classified  as  an  independent
contractor, consultant or any category or classification other than an employee without regard to whether any determination by an agency, governmental or otherwise, or court concludes that such classification or characterization was in error.

          2.19 "Employer" means the Company and each other Participating Company, or any of them. For all periods of time prior to June 17, 1998, Employer also includes OMI Corp., a Delaware corporation.

          2.20 "Employer Contributions" and "Employer Contribution Account" mean those Employer Contributions made pursuant to Sections 5.1(a) and (b) and that portion of the Participant's Account to which such contributions are credited.

          2.21 "ESOP Account" shall mean those shares of OMI Corp. common stock allocated as of March 31, 1996, to such account pursuant to the OMI Corp. Employee Stock Ownership Plan (or any shares of Marine Transport Corporation common stock or the common stock of the Company attributable to such shares of OMI Corp. common stock), and as sold from time to time by the Trustee upon the direction of the Participant.

          2.22 "Highly Compensated Employee" or "Highly Compensated Participant" means an Employee or Participant who performs Service for the Employer and who is (a) a 5% owner (as defined in Section 416(i)(1) of the Code) at any time during the current year or the immediately preceding year, or (b) during the year immediately preceding the current year, had compensation (as defined in Section 414(q)(4) of the Code) from the Employer in excess of


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$80,000 (as  adjusted  pursuant to Section  415(d) of the Code,  except that the base period for determining any such adjustment shall be the calendar quarter ending September 30, 1996).

          2.23 "Hours of Service" means each of the following:

                    (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate. These hours will be credited to the Employee for the computation period in which the duties are performed.

                    (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Labor Department Regulations, which are incorporated herein by reference.

                    (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service will not be credited both under paragraph (i) or paragraph (ii), as the case may be, and under this paragraph (iii). These hours will be credited to the Employee for the computation period or periods to which the award, agreement or payment pertains rather than the computation period in which the award, agreement or payment is made.

                    Hours of Service will also be credited (in accordance with the foregoing rules) to the extent required under Section 414(n) or
          (o) of the Code and the IRS

          Regulations issued thereunder. Notwithstanding any provision in the Plan to the contrary, effective as of December 12, 1994, contributions and benefits with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

          2.24 "Individual Retirement Account Rollover Contribution" means the entire amount received by an Eligible Employee from an individual retirement account or annuity described in Section 402(c)(8)(B)(i) or 402(c)(8)(B)(ii) of the Code representing the entire amount in the account (the "qualifying amount") if no part of the amount in the account is attributable to any source other than
(i) an employer's plan and trust described in Section 401(a) of the Code, that is exempt from federal income tax under Section 501(a) of the Code, or (ii) a qualified annuity plan meeting the requirements of Section 403(a) of the Code, and any earnings on such sums. An Individual Retirement Account Rollover Contribution shall be accepted only if the entire qualifying amount was received by the Eligible Employee in cash, and only such cash amount is included in the Individual Retirement Account Rollover Contribution. The Eligible Employee may transfer any portion of such cash amount to the Trust on or before the 60th day after the day on which the Participant received the qualifying amount from the individual retirement account.

          2.25 "Investment Committee" means the Investment Committee of OMI Corporation as provided for in Section 12.

          2.26 "Investment Fund" means the investment fund or funds provided for in Section 6 which are effective from time to time.

          2.27 "Investment Manager" means an Investment Manager, as that term is defined in Section 3(38) of the Act, appointed by the Investment Committee in accordance with Section 12.2 hereof.

          2.28 "IRS" means the United States Internal Revenue Service.

          2.29 "Labor Department" means the United States Department of Labor.

          2.30 "Normal Retirement Age" means the date which is the Participant's 65th birthday. Upon attainment of Normal Retirement Age, the Participant shall have a nonforfeitable right to his entire Account balance.

          2.31 "Normal Retirement Date" means the first day of the month coincident with or next following a Participant's attainment of his Normal Retirement Age.

          2.32 "OMI Corporation Shares" means shares of OMI Corporation common stock, $0.50 par value, held in the OMI Corporation Stock Fund and are intended to constitute "qualifying employer securities" as defined in section 407(d)(5) of ERISA. It is hereby expressly provided that the Plan may acquire and hold such "qualifying employer securities."

          2.33 "OMI Corporation Stock Fund" means the portion of the Plan and the Trust Fund invested in OMI Corporation Shares and shall also include such other assets as the Trustee may deem appropriate while assets are awaiting investment in OMI Corporation Shares.

          2.34 "Participant" means any Eligible Employee who participates in the Plan as provided in Section 3.

          2.35 "Participating Company" means an Affiliate of the Company, designated by the Board of Directors as such, the board of directors or equivalent governing body of which shall adopt the Plan and the Trust Agreement by appropriate action and the Employees of which shall be eligible to participate in the Plan in the manner and to the extent determined by the Board of Directors so long as such Affiliate remains so designated. Any such Affiliate so designated and which adopts the Plan shall be deemed thereby to appoint the Company, the Administrative Committee, the Investment Committee and the Trustee its exclusive agents to


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exercise on its behalf all of the powers and authority  conferred  hereby, or by
the  Trust   Agreement,   upon  the  Company,   and  shall  make  its  allocable
contributions to the Plan. The authority of the Company, the Administrative Committee, the Investment Committee, and the Trustee to act as such agent shall continue until the Plan has terminated as to such Affiliate and the relevant Trust Fund assets have been distributed by the Trustee as provided in Section
14.4 hereof.

          2.36 "Plan" means the OMI Corporation Savings Plan, as set forth herein and as the same may be amended from time to time. The Plan is intended to satisfy the requirements of Section 404(c) of the Act.

          2.37 "Plan Year" means the calendar year.

          2.38 "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a settlement agreement) which has been determined by the Administrative Committee in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of Section 414(p)(1) of the Code.

          2.39 "Qualified Plan Rollover Contribution" means any distribution paid to an Eligible Employee from another qualified trust described in Section 402 (c)(8)(B)(iii) of the Code or from a qualified annuity plan described in
Section 402(c)(8)(B)(iv) of the Code, of all or any portion of the balance to the credit of an Eligible Employee, except that a Qualified Plan Rollover Contribution shall not include: (i) any distribution to the extent such distribution is required under Section 10.2 and Section 401(a)(9) of the Code,
(ii) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the


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Distributee's  Beneficiary,  or for a period  of ten  years or more,  (iii)  the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and (iv) effective for Plan Years beginning on or after
January   1,   1999,   any   hardship   distribution    described   in   Section
401(k)(2)(B)(i)(IV) of the Code. A Participant must transfer any portion of his distribution to be rolled over to the Trust on or before the 60th day after the day on which he received the distribution.

          2.40 "Regulations" means (i) the applicable regulations issued under the Code (referred to herein as "IRS Regulations"), the Act (referred to herein as "Labor Department Regulations") or other applicable law, by the IRS, the Labor Department or any other governmental authority; (ii) any temporary regulations or rules promulgated by such authorities pending the issuance of such regulations; and (c) any subsequent IRS or Labor Department guidance issued under the applicable section of the Code or Act.

          2.41 "Rollover Contribution" and "Rollover Contribution Account" means any contribution made by a Participant pursuant to Section 4.5 and that portion of the Participant's Account to which such contributions are credited.

          2.42 "Salary" means for each Plan Year beginning on or after January 1, 1994, an Employee's first $150,000 (as adjusted by the, Commissioner of the IRS, for years beginning after December 31, 1993, for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code) of total remuneration paid or payable for Service while an Eligible Employee, without giving effect to any reduction therein pursuant to an election under Section 4.1(a) nor any contributions by the Employer to the Plan or any other retirement plan maintained by the Employer, as reported on IRS Form W-2.

          2.43 "Service" means employment or reemployment (whether or not as an Eligible Employee) with the Company, any Participating Company, and, prior to June 17, 1998, OMI Corp., a Delaware corporation, or with any subsidiary of or other corporation or entity affiliated or associated with the Company or, prior to June 17, 1998, with OMI Corp., which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code), including all periods of employment rendered by an individual from his date of employment or reemployment, as the case may be, with the Employer.

          2.44 "Surviving Spouse" means the survivor of a deceased Participant or a deceased former Participant to whom such deceased Participant or deceased former Participant had been legally married (as determined by the Administrative Committee) on the date of the Participant's death.

          2.45 "Trust" or "Trust Fund" means the trust established by the Company pursuant to the Trust Agreement.

          2.46 "Trustee" means the trustee of the Trust.

          2.47 "Trust Agreement" means the agreement entered into between the Company and the Trustee regarding the investment and holding of Plan assets, as amended or restated from time to time.

          2.48 "Valuation Date" means the (i) last day of each Plan Year, (ii) the last day of any month or months in a Plan Year, (iii) each business day of each Plan Year, or (iv) any other date as the Administrative Committee in its discretion may determine from time to time.

          2.49 "Vested Interest" means the portion of a Participant's Account which has become nonforfeitable pursuant to Section 9.2.


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          2.50 "Year of Service"  means any Plan Year  during  which an Employee completed at least 1,000 Hours of Service as determined by the Administrative Committee in accordance with the Regulations. In addition, solely for purposes of determining whether an Eligible Employee is enrolled as a Participant as provided in Section 3, if an Employee does not complete a Year of Service during the Plan Year in which his Service commenced but does complete a Year of Service during the 12 consecutive month period beginning on the date his Service commenced, as determined by the Administrative Committee, then, he shall be credited with a Year of Service for such 12 consecutive month period.

                            SECTION 3. PARTICIPATION

          3.1 Each Eligible Employee who was a Participant on December 31, 2000 shall continue to be a Participant on January 1, 2001. Each other Eligible Employee shall become a Participant in the Plan on the first day of the calendar month coincident with or next following the date on which the Eligible Employee has completed 30 days of employment with the Employer, provided that such Eligible Employee is employed by the Employer on that date.

          3.2 A Participant shall file with the Administrative Committee a written application form which shall include an election to reduce the Participant's Compensation, specifying the amount of contributions elected under
Section 4 and authorizing any necessary payroll deductions, investment direction, Beneficiary designation and an agreement to be bound by all the terms and conditions of the Plan and the Trust and any agreement with any other funding agency, including an insurance company, constituting a part of the Plan and the Trust Fund.

          3.3 (a) If a Participant who terminates Service and does not incur a Break in Service shall again become an Eligible Employee, he shall be eligible to participate in the Plan on the first day of the calendar month coincident with or next following his return to Service, provided that such Eligible Employee is in the employ of the Employer on such date.

          (b) If a Participant without any Vested Interest in his Account terminates Service and incurs any Break in Service and if the number of consecutive Plan Years in which he incurred a Break in Service equals or exceeds the greater of five or the aggregate number of his Years of Service prior to such Break in Service (excluding any Years of Service previously disregarded under the Break in Service provisions of the Plan), then, in the event that he returns to Service, he shall be treated as a new Employee for all purposes of the Plan.


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          (c) In all other cases of a termination  of Service  accompanied  by a
Break in Service, if the former Participant shall again become an Eligible Employee, he shall be eligible to participate in the Plan as of the first day of the calendar month coincident with or next following the date he again becomes an Eligible Employee.

          3.4 The Administrative Committee shall establish and maintain or cause to be established and maintained in respect to each Participant an Account showing his interest under the Plan and in the Trust Fund (including separate accounts showing his respective interests, if any, in each of the Investment Funds) with respect to (i) Compensation Reduction Contributions made under
Section 4.1(a), (ii) Employer  Contributions made under Sections 5.1(a) and (b),
(iii) Rollover Contributions made pursuant to Section 4.5, (iv) ESOP Account established pursuant to Appendix A and all other relevant data pertaining thereto. Each Participant shall be furnished with a written statement of his Account and the value of each such separate interest at least annually and upon any distribution to him. In maintaining the Accounts under the Plan or causing them to be maintained, the Administrative Committee may conclusively rely on the valuations of the Trust Fund made in accordance with the Plan and the terms of the Trust Agreement.

          3.5 The establishment and maintenance of, or allocations and credits to, the Account of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

                 SECTION 4. COMPENSATION REDUCTION CONTRIBUTIONS

          4.1 (a) A Participant may elect to reduce his Compensation by an amount not less than one percent and not more than fifteen percent of such
Compensation for a Plan Year in any whole percentage in accordance with procedures adopted by the Administrative Committee, and the Employer shall contribute such amount to the Plan on behalf of the Participant as a Compensation Reduction Contribution. Notwithstanding the foregoing, such
Compensation Reduction Contributions in any calendar year shall not exceed $10,500 for 2001, as adjusted for increases in the cost of living in accordance with Section 402(g)(5) of the Code. In the event that the aggregate amount of Compensation Reduction Contributions for a Participant exceeds the limitation in the previous sentence, the amount of such excess, increased by any gains and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15th of the calendar year following the calendar year for which the Compensation Reduction Contributions were made. If a Participant also participates, in any calendar year, in any other plans subject to the limitation set forth in Section 402(g) of the Code and has made deferrals under the Plan when combined with the other plans subject to such limits in excess of the limitation described above, to the extent the Participant designates, in writing submitted to the Administrative Committee no later than the March 1 of the calendar year following the calendar year for which the Compensation Reduction Contributions were made, any Compensation Reduction Contributions under the Plan as excess deferrals, the amount of such designated excess, increased by any gains and decreased by any losses attributable thereto, shall be refunded to the Participant no later than the April 15 of the calendar year following the calendar year for which the Compensation Reduction Contributions were made. The amount of such excess gains or losses is determined by multiplying the gain or loss for the calendar year allocable to the excess deferrals of the Participant by a fraction, the numerator of which is the excess deferral amount made by the Participant for the calendar year and the denominator of which is the balance of the Compensation Reduction Contribution Account as of the end of such calendar year, without regard to any gain or loss, allocable to such Account for the calendar year. The amount of excess deferrals that may be distributed pursuant to this Section 4.1(a) with respect to a Participant shall be reduced by any excess contributions (as defined in Section 4.1(b)(ii)) previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within the calendar year to which such excess deferrals relate. Notwithstanding the foregoing, the Committee may, upon written notice to the Highly Compensated Participants, reduce or suspend such Highly Compensated Participants' Compensation Reduction Contributions as may be necessary to ensure compliance with the requirements of Sections 401(k) and 401(m) of the Code and IRS Regulations thereunder.

          (b) This Section 4.1(b) and Section 4.1(c) shall only apply with respect to Plan Years beginning prior to January 1, 1999.

          (i) Notwithstanding any other provision of this Section 4.1, the actual deferral percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual deferral percentage tests:
(A) the actual deferral percentage for such Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or (B) the actual deferral percentage for the Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided that the actual deferral percentage for Highly Compensated Employees does not exceed the actual deferral percentage for such other Eligible Employees by more than two percentage points. For purposes of this Section 4.1, the "actual deferral percentage" for a Plan Year means, for each specified group of Eligible Employees, the average of the ratios (calculated separately for each Eligible Employee in such group) (the "actual deferral ratio") of (A) the amount of contributions allocated to the Participant's Compensation Reduction Contribution Account (and any contribution under Section 5.1(a) which meets the requirements of Section 1.401(k)-l(b)(5) of the IRS Regulations, which Regulations are hereby incorporated herein by reference) during the Plan Year, to (B) the amount of the Participant's Compensation for the Plan Year. A Participant's Compensation Reduction Contribution will be taken into account under the actual deferral percentage test, as described herein, for a Plan Year only if such contribution relates to Compensation that either would have been received by the Employee during the Plan Year, but for the election pursuant to Section 4.1(a), or is attributable to Service performed by the Employee during the Plan Year and would have been received by the Employee within two and one-half months after the close of the Plan Year, but for the election pursuant to Section 4.1(a). A Compensation Reduction Contribution will be taken into account under the actual deferral percentage test for a Plan Year only if it is allocated to the Participant's Compensation Reduction Contribution Account as of a date within such Plan Year. For purposes of the actual deferral percentage test described herein, a Compensation Reduction Contribution will be considered allocated within a Plan Year if such allocation is not contingent on participation or the performance of Service after such date and the Participant's Compensation Reduction Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which such contribution relates. An Eligible Employee's actual deferral ratio shall be zero if no Compensation Reduction Contributions are made on his behalf for such Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section 4.1(b). The actual deferral ratio taken into account under this Section 4.1(b) for any Highly Compensated Employee who is a participant under two or more Section 401(k) of the Code cash or deferred arrangements of the Employer shall be determined as if all such Section 401(k) cash or deferred arrangements were treated as one Section 401(k) cash or deferred arrangement.

          (ii) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion, whether one of the actual deferral percentage tests specified in Section 4.1(b)(i) is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1(a). In the event that neither of such actual deferral percentage tests is satisfied, the Administrative Committee shall, to the extent permissible under the Code and IRS Regulations, refund the excess contributions in the manner described in Section 4.1(b)(iii). For purposes of this Section 4.1, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Compensation Reduction Contributions (and any earnings and losses allocable thereto) made to the Compensation Reduction Contribution Accounts of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions that could be made to the Compensation Reduction Contribution Accounts of such Participants without violating the requirements of
Section 4.1(b)(i), determined for each such Highly Compensated Participant by reducing Compensation Reduction Contributions made on behalf of Highly Compensated Participants as follows: First, the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio based on dollar amount is reduced to the extent necessary to satisfy the actual deferral percentage test under Section 4.1(b) or cause such ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. Second, the process is repeated until the actual deferral percentage test is satisfied. The amount of excess contributions for a Highly Compensated Employee is then equal to the total of the contributions taken into account for the actual deferral contribution test minus the product of the Employee's reduced actual deferral ratio as determined above and the product of the Employee's Compensation. This process shall be known as the leveling method, as described in IRS Regulation Section 1.401(k)-1(f)(2) and any subsequent IRS guidance, which guidance is hereby incorporated herein by reference.

          (iii) If required in order to comply with the provisions of Section 4.1(b)(i) and the Code, the Administrative Committee shall refund excess contributions for a Plan Year. The distribution of such excess contributions shall be made to Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Section 14, no later than the end of the 12-month period immediately following the date of such termination. Any such distribution shall be made to each Highly Compensated Participant on the basis of the respective portions of such amounts attributable to each such Highly Compensated Participant determined under Section 4.1(b)(ii). The distribution of any excess contributions shall include the gains and losses allocable thereto for the Plan Year. The gain or loss allocable to excess contributions for a Plan Year is the gain or loss allocable to the Participant's Compensation Reduction Contribution Account (and the portion of his Employer Contribution Account included in the actual deferral percentage test, if any) for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Compensation

Reduction Contributions for the Plan Year (and his Employer Contribution Account to the extent included in the actual deferral percentage test) and the denominator of which is the Participant's Compensation Reduction Contribution Account (and his Employer Contribution Account to the extent included in the actual deferral percentage test) as of the end of such Plan Year without regard to any gain or loss for the Plan Year.

          (iv) Notwithstanding the foregoing provisions of this Section 4.l(b), the amount of excess contributions to be distributed pursuant to Section 4.1(b)(iii) with respect to a Highly Compensated Employee for a Plan Year, shall be reduced by any excess deferrals distributed to such Participant for such Plan Year pursuant to Section 4.1(a). In no case may the amount of such distributed excess contributions exceed the amount of Compensation Reduction Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

          (c) (i) Notwithstanding any other provision of the Plan, the sum of the actual deferral percentage determined in accordance with Section 4.1(b)(i) of those Eligible Employees who are Highly Compensated Employees and the actual contribution percentage determined in accordance with Section 5.1(d)(i) of those Eligible Employees who are Highly Compensated Employees shall not exceed the aggregate limit determined in accordance with Section 4.1(c)(ii).

          (ii) For purposes of this Section 4.1(c), the "aggregate limit" for a Plan Year means the greater of (A) or (B) where (A) is the sum of (1) 1.25 multiplied by the greater of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly
Compensated Employees, and (2) two plus the lesser of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees, provided that the amount shall not exceed twice the lesser of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees; and (B) is the sum of (1)
1.25 multiplied by the lesser of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees, and (2) two plus the greater of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees, provided that this amount shall not exceed twice the greater of the actual deferral percentage or the actual contribution percentage of those Eligible Employees who are not Highly Compensated Employees.

          (iii) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1(a), then determining the treatment of excess contributions under Section 4.1(b), and then determining the treatment of excess aggregate contributions under Section 5.1(d). In the event that the aggregate limit is exceeded the actual contribution percentage of those Eligible Employees who are Highly Compensated Employees shall be reduced in the same manner as described in Sections 5.1(d)(ii) and (iii) until the aggregate limit is no longer exceeded.

          4.2 A Participant may suspend Compensation Reduction Contributions made on his behalf, change the rate of the reduction of his Compensation pursuant to Section 4.1 upward or downward within the percentage limitations set forth in Section 4.1, or change his investment direction pursuant to Section 6.2(c), without terminating his participation in the Plan, as of any business day. Such change or suspension shall be effective as soon as practicable, but in no event later than 45 days after the payroll period immediately following the date the Administrative Committee receives notice of such change or suspension.

          4.3 All Compensation Reduction Contributions made on behalf of a Participant (during each payroll period, or at such other times as designated by the Administrative Committee) shall be delivered by the Employer to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Company's general assets, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to such Participants in cash, to be commingled, managed, invested and reinvested with the other assets of the Plan. Such Compensation Reduction Contributions shall be credited by the Administrative Committee to the Participant's Compensation Reduction Contribution Account which the Administrative Committee shall establish and maintain or cause to be established and maintained as part of the Participant's Account in accordance with Section 3.4.

          4.4 The amount credited to a Participant's Compensation Reduction Contribution Account shall be paid from the Trust Fund to the Participant or his Beneficiary or Surviving Spouse at the same time and in the same manner as any payment made in accordance with Section 10.

                  4.5 (a) An Eligible Employee who is a Participant may make a Rollover Contribution to the Plan at any time of a Qualified Plan Rollover Contribution or an Individual Retirement Account Rollover Contribution. If a Participant elects to make a Rollover Contribution, such Participant shall supply the Administrative Committee with evidence, assurances, opinions and certifications as it may deem necessary to establish to its satisfaction that the amounts to be contributed qualify as a Qualified Plan Rollover Contribution, or an

Individual Retirement Account Rollover Contribution and will not affect the qualification of the Plan or the tax-exempt status of the Trust under Sections 401(a) and 501(a) of the Code, respectively.

          (b) Any Rollover Contribution shall be allocated to the appropriate Participant's Rollover Contribution Account which shall be established and separately accounted for, shall be invested in accordance with the direction of the Participant pursuant to Section 6, be debited or credited in accordance with
Section 7, and shall be distributed in the same manner and at the same time as described in Sections 8 and 10 with respect to a distribution of benefits under the Plan to such Participant.

          (c) Each request by any Eligible Employee to make a Rollover Contribution shall be subject to review by the Administrative Committee which shall make a case by case determination that each Rollover Contribution meets the requirements set forth in Section 4.5(a) and such other requirements or conditions as the Administrative Committee may, from time to time and in its sole discretion, impose; provided, however, that any determination made by the Administrative Committee pursuant to this Section 4.5(c) shall not have the effect of discriminating in favor of Employees who are officers, shareholders or Highly Compensated Employees.

                        SECTION 5. EMPLOYER CONTRIBUTIONS

          5.1 (a) The Employer shall contribute an amount equal to 100% of each Participant's Compensation Reduction Contribution made pursuant to Section 4.1(a) up to the first six percent of such Participant's Compensation.

          (b) In addition to the contributions under Section 4.1 and Section 5.1(a), the Employer may contribute additional amounts from time to time, as may be determined in a nondiscriminatory manner by the Board of Directors in its sole discretion; provided, however, the Employer shall not make any contribution pursuant to this Section 5.1(b) with respect to any Participant to the extent that such contribution would cause all such contributions made on behalf of such Participant to exceed, in the aggregate, six percent of his Compensation.

          (c) The amount of any forfeitures pursuant to Section 8.3 (if any) shall first, reduce the amount of Employer Contributions required for each Plan Year pursuant to Section 5.1(a); second, reduce the amount of Employer Contributions made pursuant to Section 5.1(b); and third, any remainder will be used to pay administrative expenses of the Plan.

          (d) This Section 5.1(d) shall apply with respect to Plan Years beginning prior to January 1, 1999.

          (i) Notwithstanding any other provision of this Section 5.1, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall not exceed the greater of the following actual contribution percentage tests: (A) the actual contribution percentage for such Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 1.25, or (B) the actual contribution percentage for the Plan Year of those Eligible Employees who are not Highly Compensated Employees multiplied by 2.0; provided that the actual contribution percentage for Highly Compensated Employees does not exceed the actual contribution percentage for such other Eligible Employees by more than two percentage points. For purposes of this Section 5.1, the "actual contribution percentage" for a Plan Year means, for each specified group of Eligible Employees, the average of the ratios (calculated separately for each Eligible Employee in such group) (the "actual contribution ratio") of (A) the sum of (I) Employer Contributions described in Section 5.1(a) made on account of Compensation Reduction Contributions made during the Plan Year and allocated to the Participant's Employer Contribution Account during the Plan Year and paid to the Trust within 12 months after the Plan Year for which such contributions are made (except for Employer Contributions which are nonforfeitable when made and which are subject to the distribution requirements under Section 1.401(k)-l(b) of the IRS Regulations, and are used to meet the actual deferral percentage test under Section 4.1(b)), and if the Administrative Committee so elects in accordance with and to the extent permitted by IRS Regulations, (II) Compensation Reduction Contributions (including excess contributions under
Section 4.1(b) if the contribution would have been received in cash by the Participant had the Participant not elected to defer such amounts under Section 4.1(a)) credited to his Compensation Reduction Contribution Account, to (B) the amount of the Participant's Compensation for the Plan Year. An Eligible Employee's actual contribution percentage shall be zero if no contributions are made on his behalf for such Plan Year. If the Plan and one or more other plans of the Employer to which Compensation Reduction Contributions or Employer
Contributions are made are treated as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, Compensation Reduction Contributions or Employer Contributions of such plans shall be treated as being made under a single plan for purposes of this Section 5.1(d). The actual contribution ratio taken into account under this Section 5.1(d) for any Highly Compensated Employee who is eligible to receive Employer

          Contributions under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan. The determination and treatment of the actual contribution ratio of any Participant shall satisfy such other requirements as may be required by the IRS Regulations, which Regulations are hereby incorporated herein by reference.

          (ii) The Administrative Committee shall determine as of the end of the Plan Year, and at such time or times in its discretion, whether one of the actual contribution percentage tests specified in Section 5.1(d)(i) is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 4.1(a) and then determining the treatment of excess contributions under Section 4.1(b). In the event that neither of the actual contribution percentage tests is satisfied, the Administrative Committee shall refund or forfeit the excess aggregate contributions in the manner described in Section 5.1(d)(iii). For purposes of this Section 5.1, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Participant, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made to (A) the Employer Contribution Account (except to the extent used to meet the requirements of Section 4.1(b)), and (B) the Compensation Reduction Contribution Account (to the extent permitted by the IRS Regulations and if the Administrative Committee elects to take into account Compensation Reduction Contributions when calculating the actual contribution percentage under Section 5.1(d)(i)) of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions that could be made to the Employer Contribution Account and Compensation Reduction Contribution Account of such Participants without violating the requirements of Section 5.1(d)(i). The amount of each Highly

Compensated Participant's excess aggregate contributions shall be determined as follows: First, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio based on dollar amount is reduced to the extent necessary to satisfy the actual contribution percentage test under
Section 5.1(d)(i) or cause such ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest ratio. Second, the process is repeated until the actual contribution percentage test is satisfied. The amount of excess aggregate contributions for a Highly Compensated Employee is then equal to the total of the contributions taken into account for the actual contribution percentage test minus the product of the Employee's reduced actual contribution ratio as determined above and the Employee's Compensation. This process shall be known as the leveling method, as described in IRS Regulation
Section 1.401(m)-1(e)(2) and any subsequent IRS guidance, which guidance is hereby are incorporated herein by reference.

          (iii) If the Administrative Committee is required to refund or forfeit excess aggregate contributions for any Highly Compensated Participant for a Plan Year in order to satisfy the requirements of Section 5.1(d)(i), then the refund or forfeiture of such excess aggregate contributions shall be made with respect to such Highly Compensated Participants to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Section 14, no later than the end of the 12-month period immediately following the date of such termination. For each such Participant, amounts so refunded or forfeited shall be made in the following order of priority: (A) to the extent permitted by law, by forfeiting nonvested amounts contributed to the Employer Contribution Account, and earnings thereon; (B)
by distributing vested amounts contributed to the Employer Contribution Account, and earnings thereon; (C) by distributing amounts contributed to the Compensation Reduction Contribution Account (to the extent such amounts are included in the actual contribution percentage) including amounts contributed to the Employer Contribution Account, and earnings thereon, to the extent such amounts were based on Compensation Reduction Contributions so distributed, and earnings thereon. However, in no case may the amount of excess aggregate contributions refunded or forfeited with respect to any Highly Compensated Employee exceed the amount of Employer Contributions under Section 5.1(a) made on behalf of the Highly Compensated Employee for the Plan Year. All such distributions and forfeitures shall be made to, or shall be with respect to, Highly Compensated Participants on the basis of the respective portions of such amounts attributable to each such Highly Compensated Participant as determined under Section 5.1(d)(ii). The distribution of any excess aggregate contributions shall include the gains and losses allocable thereto for the Plan Year. The gain or loss allocable to excess aggregate contributions is the gain or loss allocable to the Participant's Employer Contribution Account attributable to contributions under Section 5.1(a) (and any Compensation Reduction Contribution included in the actual contribution percentage test) to the extent not included in the actual deferral percentage test multiplied by a fraction, the numerator of which is the excess aggregate contribution for the Participant for the Plan Year and the denominator is the Participant's Employer Contribution Account attributable to contributions under Section 5.1(a) (and all amounts treated as such for purposes of the actual contribution percentage test) at the end of such Plan Year, without regard to gains and losses attributable to such Accounts for the Plan Year. The amount of any forfeitures pursuant to this Section 5.1(d) shall be used in accordance with Section 5.1(c).

          5.2 Employer Contributions under Section 5.1(a) shall be allocated each month to the Employer Contribution Account of each Participant as of the last day of each month, based upon the Compensation Reduction Contribution made on behalf of such Participant pursuant to Section 4.1(a) during such month. All Employer Contributions under Section 5.1(b) for a Plan Year shall be allocated among the Participants who are in Service as of the last day of the Plan Year in the proportion that the Compensation of each such Participant bears to the total Compensation of all Participants in Service as of the last day of the Plan Year. If the Plan fails to satisfy Section 401(a)(4) of the Code, Employer
Contributions under Section 5.1(b) shall be allocated among the Eligible Employees who are Participants for the Plan Year in which such contributions are made, in the proportion that the Compensation of each such Participant bears to the total Compensation of all Participants for such Plan Year.

          5.3 The Employer Contributions under Section 5.1(a) shall be paid directly to the Trustee as soon as practicable but in no event later than the month next following the month in which the amount of such contribution is determinable, as the Administrative Committee may determine, and the Employer Contributions, if any, under Section 5.1(b) shall be paid as soon as practicable to the Trustee following the approval of such contributions by the Board of Directors; provided that the total amount of the Employer Contributions under the Plan for any taxable year shall be paid in full on or before such date as the federal income tax laws applicable to such payment require the payment to be made in order to permit deduction of such payment for such taxable year.

          5.4 The Compensation Reduction Contributions made for a taxable year pursuant to Section 4.1(a) and the Employer Contributions made for a taxable year pursuant to

Section 5.1, shall be paid directly by the Employer to the Trustee in cash, or, at the option of the Employer, in whole or in part in other property acceptable to the Trustee.

          5.5 If any Participating Company, which is a member of the affiliated group (within the meaning of Section 1504 of the Code) and which is permitted to file a consolidated federal income tax return with the Company, is prevented from making its allocable share of the contribution which it would otherwise have made under the Plan by reason of having insufficient net profit, then so much of the contribution of such Participating Company which it was so prevented from making shall be made, for the benefit of the Participants who are Employees of such Participating Company, by the other Employers which are members of such affiliated group to the extent of their respective net profit remaining after deduction of their respective contributions under the Plan or any other plan for the benefit of their Employees, as may be provided by resolution of the Board of Directors.

          5.6 Any contribution made by an Employer because of a mistake of fact shall be returned to the Employer which made such contribution within one year of such contribution. Any contribution made by an Employer is conditioned upon the contribution's deductibility or the Plan's initial qualification under the Code, and if either the deduction or the initial qualification is denied, such contribution shall be returned to the Employer which made such contribution within one year after the date such deduction or qualification is denied.

                     SECTION 6. INVESTMENT OF CONTRIBUTIONS

          6.1 All amounts of money, securities or other property received under the Plan shall be delivered to the Trustee to be managed, invested, reinvested and distributed for the exclusive benefit of the Participants and their Beneficiaries in accordance with the Plan, the Trust and any agreement with an insurance company or other financial institution constituting a part of the Plan and the Trust. The Trustee shall cause to be established and maintained separate Investment Funds selected by the Administrative Committee and/or the Board of Directors in accordance with and subject to the terms and conditions of the Trust Agreement (as well as any other contract or agreement entered into by the Company or the Administrative Committee with respect to the investment of the Trust Fund assets) and the remaining provisions of this Section 6. The Administrative Committee and the Board of Directors in their discretion each reserve the right to create additional and/or terminate any existing Investment Fund(s) for the investment of the Trust Fund from time to time. Anything contained in this Section 6.1 to the contrary notwithstanding, all or any part of the Trust Fund may be invested in mutual funds or other securities issued by an investment company or an investment company principal underwriter, or may be held and invested under one or more pooled or commingled funds maintained by a bank or insurance company, together with commingled assets of other plans of deferred compensation under Section 401(a) of the Code. A portion of the Trust Fund, as determined by the Administrative Committee, may be held in the form of uninvested cash for temporary periods, pending investment or disbursement. Commencing as of July 1, 2000, that portion of the Trust Fund that is allocated to the OMI Corporation Stock Fund shall be invested in OMI Corporation Shares. OMI Corporation Shares shall be purchased by the Trustee from time to time on the open market or by private purchase, in accordance with a non-discretionary purchasing program and allocated to the Accounts of affected Participants in whole shares and fractions thereof. Purchases by the Trustee made on the open market shall be reflected at the Trustee's cost, net of any brokerage commissions and fees. Cash dividends attributable to OMI Corporation Shares in the OMI Corporation Stock Fund shall be reinvested in the OMI Corporation Stock Fund and allocated to the Accounts of affected Participants in whole shares and fractions thereof.

          6.2 (a) Each Participant, upon electing to reduce his Compensation pursuant to Section 4.1, shall designate the Investment Fund or Funds in which the Compensation Reduction Contributions made on his behalf and his Rollover Contributions shall be invested. The amount of the Participant's Compensation Reduction Contributions, and Rollover Contributions shall be invested in the Investment Funds designated until such time as the Participant changes his investment election pursuant to Section 6.2(c). The Investment Fund or Funds designated by the Participant pursuant to this Section 6.2(a) must be the same Investment Fund or Funds designated by the Participant pursuant to Section 6.2(b), and must be designated in multiples of one percent of all contributions subject to designation pursuant to Sections 6.2(a) and (b).

          (b) Each Participant shall designate the Investment Fund or Funds in which all the Employer Contributions allocated to his Account shall be invested. The amount of such Employer Contributions shall be invested in the Investment Fund or Funds designated until such time as the Participant changes his investment election pursuant to Section 6.2(c). The Investment Fund or Funds designated by a Participant pursuant to this Section 6.2(b) must be the same Investment Fund or Funds designated by the Participant pursuant to Section 6.2(a), and must be designated in multiples of one percent of all contributions subject to designation pursuant to Sections 6.2(a) and (b).

          (c) Any investment direction given by a Participant shall be deemed to be a continuing direction until changed. Subject to the limitations of Section 4.2, a Participant may change an investment direction as to future contributions, past contributions, with earnings and gains thereon, if any, either (i) by 30 days prior written notice to the Committee or (ii) subject to
Section 12.12, pursuant to any electronic, telephonic or other means, as approved from time to time by the Administrative Committee. Each Participant is solely responsible for the selection of his investment options and the availability of an Investment Fund or Funds to Participants for investment under the Plan shall not be construed as a recommendation for investment in such Investment Fund or Funds.

          6.3 (a) Notwithstanding anything in the Plan to the contrary, an Insider may not elect to (i) increase his interest in the OMI Corporation Stock Fund (whether by a change of election or by transfer) within six months of an election to decrease his interest in the OMI Corporation Stock Fund (or in an investment in OMI Corporation common stock under another plan of the Company), or (ii) decrease his interest, if any, in the OMI Corporation Stock Fund
(whether by change of election or by a transfer) within six months of an election to increase his interest in the OMI Corporation Stock Fund (or in an investment in OMI Corporation common stock under another plan of the Company), or (iii) increase his interest in the OMI Corporation Stock Fund (whether by election or by a transfer) within six months of (A) a cash withdrawal from his Account (other than a cash withdrawal in connection with the Insider's termination of employment, disability or death) to the extent that such withdrawal results in a withdrawal of an amount in the OMI Corporation Stock Fund, or (B) a withdrawal from any other plan maintained by the Company (other than a cash withdrawal in connection with the Insider's termination of employment, disability or death) to the extent that such withdrawal results in a withdrawal of an amount attributable to OMI Corporation common stock. For purposes of this
Section 6.3(a), "Insider" shall mean a Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

          (b) All Participants and Beneficiaries who have OMI Corporation Shares allocated to their Accounts shall have the same rights with respect to voting, tender offers and other similar rights as other shareholders of OMI Corporation Shares. Accordingly, each Participant and Beneficiary who has OMI Corporation Shares allocated to his Account shall be entitled to instruct the Trustee regarding the voting of the number of such OMI Corporation Shares allocated to his Account at all stockholders meetings of the Company, determined on the last practicable day prior to each such stockholders meeting. If clear and timely instructions have not been received from the Participant or Beneficiary, or if OMI Corporation Shares have not yet been allocated to the Accounts of Participants and Beneficiaries, the Trustee shall vote such OMI Corporation Shares in the same proportion as are voted the shares for which clear and timely voting instructions have been received from Participants and Beneficiaries, unless the Trustee determines in the exercise of its fiduciary responsibility that such OMI Corporation Shares should be voted in a different manner to protect the interest of Participants and Beneficiaries. As agreed by the Company and the Trustee, the Company or the Trustee will send, or cause to be sent, to each Participant and Beneficiary who has OMI Corporation Shares allocated to his Account notice of each such stockholder meeting and a voting instruction form and the same proxy solicitation material as is sent to stockholders generally. The Trustee is designated as the fiduciary responsible for maintaining procedures to protect the confidentiality of all directions and the exercising of rights by Participants and Beneficiaries with respect to OMI Corporation Shares under the Plan.

          (c) Notwithstanding any other provisions of the Plan to the contrary, if any person shall make a tender offer to acquire (by purchase or exchange) OMI Corporation common stock, including OMI Corporation Shares that are held in the Trust, the Trustee shall act as follows:

     (1) The Trustee shall notify each Participant and Beneficiary who has OMI Corporation Shares invested in his Account of such tender offer and utilize its best efforts to distribute or cause to be distributed the materials that are made available to shareholders generally in connection with the tender. The response of the Trustee as to whether to accept or reject the tender offer with respect to the whole and fractional shares of OMI Corporation Shares that are so allocated shall be made in accordance with the instructions of the Participant given to the Trustee on forms provided for that purpose. The Trustee shall treat a failure to return a timely instruction regarding a tender offer as a decision not to tender the applicable OMI Corporation Shares.

     (2) Notwithstanding paragraph (1) above, if the Trustee in its sole discretion determines that under the circumstances of a particular tender offer there is not sufficient time to pass the decision through to Participants in the manner anticipated in paragraph (1), the Trustee shall in its sole discretion determine whether to accept or reject the tender offer (in whole or in part) with respect to the affected whole and fractional shares of OMI Corporation Shares that are allocated to the Accounts of Participants.

     (3) With respect to whole and fractional shares of OMI Corporation Shares that have been acquired by the Plan and are not yet allocated (including any such OMI Corporation Shares held in a suspense account because it cannot be allocated currently due to the Code Section 415 limits), the Trustee shall in its sole discretion determine whether to accept the tender offer (in whole or in part).

If any tender offer is accepted (in whole or in part), the Trustee shall have the power to transfer OMI Corporation Shares in order to effect such acceptance. For purposes of this section "tender offer" shall mean any offer to acquire OMI Corporation Shares which is subject to either Section

13(e) or 14(d) of the Securities Exchange Act of 1934, and which under applicable rules and regulations is required to be the subject of a filing with the Securities and Exchange Commission on either Schedule 13E-4 or Schedule 14D-9. The foregoing notwithstanding, nothing herein shall serve to modify the related rules of the Trust Agreement or to expand the duties of the Trustee unless and until the Trustee gives its consent in a manner acceptable to both the Trustee and the Company.

          6.4 (a) A Participant shall be permitted to request a loan from the Plan. A loan request application must be submitted in writing, or in such other manner or form as designated by the Administrative Committee, by each requesting Participant no less than 30 days prior to the date on which the loan is to be distributed. Each requesting Participant, shall be required to provide the Administrative Committee or its designee with such information and to execute such documents and other instruments as may be reasonably requested by the
Administrative   Committee  in  connection   with   approving   the  loan.   The
Administrative Committee shall establish nondiscriminatory standards in accordance with the Code and the Act which shall be uniformly applicable to all Participants similarly situated and shall govern the Administrative Committee's approval or disapproval of a completed application. The terms for each loan shall be set solely in accordance with such standards. The Administrative Committee shall determine, in its sole discretion and in accordance with applicable law, whether the application for a loan is to be approved. In making its determination, the Administrative Committee may consider the applicant's creditworthiness, financial need and any other commercially reasonable factors, however, all applications for loans shall be evaluated in a uniform and nondiscriminatory manner. Notwithstanding any other provision of this Section 6.4, a Participant shall not be permitted to have more than one loan outstanding from the Plan at any time.

          (b) The amount of any loan granted to a Participant, together with the aggregate outstanding balance (determined as of the date the loan is made) of all previous loans to the Participant under the Plan may not exceed the lesser of:

               (i)  $50,000, reduced by the excess (if any) of:

                    (A) the highest  outstanding  balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over

                    (B) the  outstanding  balance  of loans from the Plan to the
               Participant on the date on which such loan is made, or

               (ii) 50% of his Vested Interest in his Account.

          For purposes of this Section 6.4(b), valuation of the Vested Interest of the Participant shall be made as of the Valuation Date which next occurs after the submission of a loan request.

          (c) Notwithstanding anything in Section (b) to the contrary, (i) no loan shall be made in a principal amount of less than $1,000 and shall be made in increments of $100, (ii) no loan shall be granted to any Participant whose total Account balance at the time of the loan request is less than $2,500 and
(iii) the Administrative Committee may require reduction of the principal amount of any loan if repayment of the loan as provided in Section (e) hereof would require reduction of the Participant's payroll by more than 15%.

          (d) A loan shall be deemed an investment of the borrowing Participant's Account and shall not reduce the amount credited to his Account. The amount of the loan shall be deemed an investment of the Participant's Employer Contribution Account, Compensation Reduction Contribution Account and Rollover Contribution Account in the ratio that each such account bears the total value of the Participant's Account on the day the proceeds of the loan are distributed. A Participant shall be responsible for the payment of all fees associated with the granting of a loan.

          (e) Loan proceeds shall be taken from, and repayments of principal and/or interest shall be credited to, a Participant's Account, in proportion to his investment elections then in effect.

          (f) The Administrative Committee or its designee shall, in accordance with its established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applicant of such approval or disapproval.

          (g) All loans shall bear a rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, as determined by the Administrative Committee, which rate shall remain in effect for the term of the loan. The term of the loan shall be fixed by the Administrative Committee at the time the loan is made and shall not be extended. All loans shall be for a minimum term of one year and must be in one year increments. A loan must be repaid within a maximum of five years. A Participant may repay all (but not part) of any loan without penalty by payment of the outstanding principal amount thereof, plus unpaid accrued interest to the date of repayment. Regardless of its original maturity, the outstanding principal amount of any loan, and accrued interest thereon, shall become immediately due and must be paid within 30 days following the date a Participant's employment with the Employer terminates for any reason whatsoever.

          (h) All loans made to Participant shall be repaid by payroll deduction under a fixed schedule, as determined by the Administrative Committee, in substantially equal installments consisting of level amortized payments of principal and interest at least quarterly. Such installments shall be appropriately adjusted in the event of a change in payroll frequency but shall not otherwise be modified while the loan is outstanding. Loan repayments other than by payroll deduction will be permitted (i) by a Participant on an unpaid authorized leave of absence in accordance with a fixed schedule determined by the Administrative Committee and (ii) by a Participant who elects to prepay his loan in full. Withholding of loan repayments from a Participant's payroll will commence as of the next day on which the Participant receives payment of Compensation from an Employer following the date on which the applicable loan is made. Loan repayments will be suspended under the Plan as permitted under
Section 414(u)(4) of the Code.

          (i) As security for repayment of each loan made to a Participant, such Participant shall pledge that portion of his Vested Interest in his Account (but in no event more than one-half of such Participant's Vested Interest in his Account) equal to the outstanding loan, and such other collateral as may from time to time be required by controlling law or Regulation. In the event a Participant defaults on his obligation to repay his loan, the Trustee may, at the direction of the Administrative Committee, foreclose on such security to the extent such Participant would be entitled to withdraw the amount foreclosed from his Account. Upon termination of a Participant's employment with the Employer, the value of the distributable benefit of his Vested Interest in his Account shall be reduced by the amount of any unpaid principal balance of the loan plus interest accrued to the date of termination; provided, however, that a Participant who has elected to defer distribution of his Plan benefit until any time up to his Normal Retirement Date may repay the loan from other sources provided such repayment is effected no later than 30 days after the date of termination of his employment or such longer period as the Administrative Committee may determine to be appropriate in its sole discretion.

          (j) Each loan shall be evidenced by a promissory note executed by the Participant, payable to the Trustee in such form as may be specified by the Administrative Committee.

          (k) The right to receive loan repayments, including interest thereon, shall be considered an asset of the Plan and all loan repayments of principal and interest shall be credited to the Investment Funds in the same proportion that the Participant's future contributions are allocated on the date of such repayment.

          (l) Outstanding loans shall share in Plan expenses in a manner determined by the Administrative Committee. The Administrative Committee shall apply these rules on a uniform and nondiscriminatory basis.

          (m) Notwithstanding anything in this Section 6.4 to the contrary, to the extent required by law and under such rules as the Administrative Committee shall adopt, loans shall be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an Account balance under the Plan and (ii) who is a party-in-interest (within the meaning of Section
(3)(14) of the Act) with respect to the Plan.

          The  Administrative   Committee  may  amend  these  rules,   including
amendments that affect outstanding loans, as may be required from time to time to conform to applicable law or regulation or at its sole discretion.

         SECTION 7. VALUATIONS AND MAINTENANCE OF PARTICIPANTS' ACCOUNTS

          7.1 As of each Valuation Date, the Trust Fund shall be valued pursuant to the terms of the Trust to reflect the effect of income received and accrued, realized and unrealized profits and losses, and all other transactions of the preceding period. Such valuation shall be conclusive and binding upon all persons having an interest in the Trust Fund. The Trustee shall value the Trust Fund at its fair market value as of the close of business on the last day of each Plan Year. As soon as practicable after such valuation, but in no case more than two months after the end of such Plan Year, the Trustee shall deliver in writing to the Investment Committee a certified report of such valuation together with a statement of the amount of net income or loss, including appreciation or depreciation in value of trust investments, since the previous valuation.

          7.2 All contributions made on behalf of, or allocated to, a Participant shall be credited to his Account. The value of a Participant's Account shall be determined by aggregating the value of his separate interests, if any, in each Investment Fund. Except to the extent otherwise determined by the Administrative Committee with respect to payments from a Participant's Compensation Reduction Contribution Account, Employer Contribution Account, and Rollover Contribution Account, adjustments, charges or allocations to the Participant's Compensation Reduction Contribution Account, Employer Contribution Account, or Rollover Contribution Account shall be made by adding to, or deducting from, as the case may be, the Compensation Reduction Contribution Account, Employer Contribution Account, or Rollover Contribution Account such proportion of any adjustment or charge as the amount in the Compensation Reduction Contribution Account, Employer Contribution Account, or Rollover Contribution Account as of the last preceding Valuation Date bears to the total amount in the Participant's Account as of such preceding Valuation Date. In making such adjustments or charges, the Administrative Committee may conclusively rely on the valuations of the Trust Fund by the Trustee and in accordance with the Plan and the terms of the Trust.

          7.3 The Administrative Committee shall have complete discretion to establish and utilize an accounting system to account for the interests of each Participant. To the extent permitted by the Code and IRS Regulations, the Administrative Committee may change the accounting system from time to time.

          7.4 The expenses of administering the Plan, including (i) the fees and expenses of (1) any Employee, (2) the Trustee and (3) any Investment Manager for the performance of their duties under the Plan and the Trust, (ii) the expenses incurred by the members of the Administrative Committee and of the Investment Committee in the performance of their duties under the Plan (including reasonable compensation for any legal counsel, certified public accountants, consultants, and agents and cost of services rendered in respect of the Plan), and (iii) all other proper charges and disbursements of the Trustee or members of either the Administrative Committee or the Investment Committee (including settlements of claims or legal actions approved by counsel to the Plan) may be paid out of the Trust Fund, and allocated to and deducted from the Participants' Accounts by the Administrative Committee in accordance with the provisions of
Section 7.2 above, if the Company does not pay such expenses directly.

          7.5 Brokerage fees, transfer taxes and any other expenses incident to the purchase or sale of securities by the Trustee may be deemed to be part of the cost of such securities, or deducted in computing the proceeds therefrom, as the case may be. Taxes, if any, of any and all kinds whatsoever which are levied or assessed on any assets held or income received by the Trustee shall be allocated to and deducted from the Accounts of Participants by the Administrative Committee in accordance with the provisions of Section 7.2 above.

          7.6 As of the last day of each Plan Year, except as otherwise provided herein, any forfeitures arising under the Plan during such Plan Year shall be allocated by the Administrative Committee to Participants' Accounts in the same manner as contributions provided in Section 5.1(c) above.

                       SECTION 8. ELIGIBILITY FOR BENEFITS

          8.1 (a) Upon the death of a Participant, benefits equal to the value of the Participant's Account as of the Valuation Date coincident with or next following the date of his death shall be payable to the Beneficiary of such Participant (as determined in Section 11) from the Trust by a method of distribution described and at the time specified in Section 10; provided that the Administrative Committee has received all the necessary forms from the Beneficiary.

          (b) If a former Employee who was a Participant dies before payment of the full value of his Account from the Trust Fund, an amount equal to the value of the unpaid portion thereof as of the Valuation Date coincident with or next following the date of his death shall be paid to the Beneficiary of such former Participant (as determined under Section 11) in accordance with a method of distribution described and at the time specified in Section 10; provided that the Administrative Committee has received all necessary forms from the Beneficiary.

          8.2 Upon termination of a Participant's Service on or after his Normal Retirement Date or by reason of his Disability and subject to Sections 10.2 and 10.4, a benefit equal to the value of the Participant's Account as of the Valuation Date coincident with or next following the date on which his Service is terminated shall be paid from the Trust Fund; provided that the
Administrative Committee has received all the necessary forms from the Participant. Such payment shall be made by a method of distribution described and at the time specified in Section 10.

          8.3 Upon the termination of Service of any Participant which occurs other than on his Normal Retirement Date or for any reason other than death or Disability and subject to Sections 10.2 and 10.4, the Participant shall be paid an amount equal to the value of his Account as of the Valuation Date coincident with the date on which his Account is paid, of the sum of the Participant's (i) Compensation Reduction Contribution Account,
(ii) Vested Interest (as determined in Section 9.2) in his Employer Contribution Account, and (iii) Rollover Contribution Account; provided the Administrative Committee receives all of the necessary forms from the Participant. Such distribution shall be made at the time specified in Section 10 by a method described in Section 10. Any excess of the amount credited to such Participant's Employer Contribution Account over his Vested Interest in such Account shall be forfeited and used to reduce Employer Contributions pursuant to Section 5.1(c).

          8.4 Notwithstanding the foregoing, a Participant's Compensation Reduction Contribution Account and that portion of his Employer Contribution Account that is attributable to Employer Contributions made pursuant to Section 5.1(a) may not be distributed earlier than upon one of the following events:

               (a)  The   Participant's   retirement,   death,   Disability   or
                    termination of Service;

               (b) The termination of the Plan without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee plan as defined in Section 408(k)(1)(A) of the Code);

               (c)  The Participant's attainment of age 591/2; or

               (d) The sale or disposition by the Employer to an unrelated corporation of (i) at least 85 percent of the assets used by the Employer in a trade of business to an entity not required after such disposition to be aggregated with the Employer pursuant to Section 414(b),
                    (c), (m), or (o) of the Code, where the Employer continues to maintain the Plan after such disposition, and solely with respect to Employees who, subsequent to such disposition, continue employment with the entity acquiring such assets, or (ii) the Employer's interest in a subsidiary to an entity not required after such disposition to be aggregated with the Employer pursuant to Section 414(b), (c), (m) or (o) of the Code, where the Employer continues to maintain the Plan after such disposition, and solely with respect to Employees who, subsequent to such disposition, continue employment with such subsidiary.

          8.5 Notwithstanding any other provisions of the Plan to the contrary, the Service of a Participant who was employed by OMI Corp. on June 17, 1998, and who thereafter is not employed by an Employer, shall not be deemed to have terminated for purposes of this Section 8 unless and until his employment with OMI Corp., or any successor thereto, or any subsidiary of or other corporation or entity affiliated or associated with OMI Corp. or any such successor which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code), terminates after such date.

                               SECTION 9. VESTING

          9.1 At all times, each Participant shall have a nonforfeitable right to 100% of the value of his Compensation Reduction Contribution Account, his ESOP Account, and his Rollover Contribution Account, if any.

          9.2 A Participant shall be 100% vested in his Employer Contribution Account at all times.

          9.3 In the case of any Participant who has a one year Break in Service, to the extent permitted by law, Years of Service shall not be taken into account until such Participant has completed one Year of Service after such Break in Service.

          9.4 In the case of a Participant who has five or more consecutive one-year Breaks in Service, all Service after such Breaks in Service will be disregarded for purposes of determining the Participant's Vested Interest in his Employer Contribution Account that accrued prior to the first day of such Breaks in Service. Such Participant's Service prior to such Breaks in Service will be taken into account with regard to determining the Participant's Vested Interest in his Employer Contribution Account which accrues after the Breaks in Service if either:

               (a) such Participant has any nonforfeitable interest in the Account (other than his Rollover Account) on the first day of his Break in service; or

               (b) upon his return to Service, the number of one-year Breaks in Service is less than his number of Years of Service.

          9.5 Notwithstanding the foregoing, a Participant or his Beneficiary, whichever is appropriate, shall be fully vested in the entire value of the Participant's Account upon the

Participant's attainment of his Normal Retirement Age, Early Retirement Age, or upon such Participant's Disability or death.

                    SECTION 10. METHOD OF PAYMENT OF BENEFITS

          10.1 Any benefit payable under Section 8 of the Plan shall be paid as soon as practicable following the occurrence of an event giving rise to a Participant's eligibility for such benefit, provided the Administrative Committee receives all of the necessary forms from such Participant, in one lump sum payment in cash, property, or a combination of cash and property, as elected by the Participant, from the Trust Fund, provided, however, that, effective as of July 1, 2000, if any portion of such benefit is invested in the OMI Corporation Stock Fund, then the Participant may elect to receive any or all of such portion invested in the OMI Corporation Stock Fund in the number of whole OMI Corporation Shares in his account, with cash paid for any fractions shares.

          10.2 (a) Notwithstanding any other provision of the Plan, unless otherwise provided by law, any benefit payable to a Participant (i) who is a five percent owner (as such term is defined in Section 416(i)(1)(B)(i) of the Code) shall commence not later than the April 1st of the calendar year following the calendar year in which such Participant attains age 70 1/2, (ii) other than a five percent owner, shall commence not later than April 1st of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 1/2 or (2) the calendar year in which the Participant terminates employment with the Employer. Such benefit shall be paid, in accordance with IRS Regulations, in one lump sum payment in cash, property, or a combination of cash and property, as elected by the Participant.

          (b) If distribution of a Participant's benefit has commenced prior to a Participant's death, and such Participant dies before his entire benefit is distributed to him, distribution of the remaining portion of the Participant's benefit to the Participant's Beneficiary shall be made at least as rapidly as under the method of distribution in effect as of the date of the Participant's death.

          (c) If a Participant dies before distribution of his benefit has commenced, distributions to any Beneficiary shall be made in one lump sum payment in cash, property or a combination of cash and property, as elected by the Participant, on or before the December 31st of the calendar year which contains the fifth anniversary of the date of such Participant's death. Such distribution shall commence not later than the December 31st of the calendar year immediately following the calendar year in which the Participant died or, in the event such Beneficiary is the Participant's Surviving Spouse, on or before the December 31st of the calendar year in which such Participant would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by IRS Regulations). If such Participant's Surviving Spouse dies after the Participant's death but before distributions to such Surviving Spouse commence, this Section 10.2(c) shall be applied to require payment of any further benefits as if the Surviving Spouse were the Participant.

          (d) Pursuant to IRS Regulations, any benefit paid to a child shall be treated as if paid to a Participant's Surviving Spouse if such amount will become payable to such child on the child's attaining majority, or other designated event permitted by IRS Regulations.

          (e) If a Participant who is a five percent owner attained age 70 1/2before January 1, 1988, any benefit payable to such Participant shall commence no later than the April 1st of the calendar year following the later of
(i) the calendar year in which the Participant attains age 70 1/2 or (ii) the earlier of (A) the calendar year within which the Participant becomes a five percent owner or (B) the calendar year in which the Participant retires. For purposes of this Section 10.2(e), a five percent owner shall mean a five percent owner of such Participant's

Employer as defined in Section 416(i) of the Code at any time during the Plan Year in which such owner attains age 66 1/2 or any subsequent Plan Year.

          (f) All distributions made hereunder shall be made in accordance with the provisions of Section 401(a)(9) of the Code and IRS Regulations thereunder, including such other guidance as may be issued by the IRS under such Section of the Code.

          (g) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision in the Plan to the contrary. This Section 10.2(g) shall continue in effect until the end of the last calendar year beginning before the effective date of the final Regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the IRS.

          10.3 Subject to Section 10.4, payments shall be made no later than the 60th day following the date on which the amount of the payment under the Plan (or in the case of more than one payment, the first said payment) can be ascertained under the Plan.

          10.4 Notwithstanding any other provision of the Plan, to the extent required by the Code and IRS Regulations, (i) if the value of a Participant's Account does not exceed (or, for distributions made before March 22, 1999, at the time of any prior distribution exceeded) $5,000 (or, effective prior to January 1, 1998, $3,500), a distribution may be made to such Participant prior to the date he attains his Normal Retirement Age without his written consent and
(ii) if the value of a Participant's Account exceeds (or, for distributions made before March 22, 1999, at the time of any prior distribution exceeded) $5,000 (or, effective prior to January 1, 1998, $3,500), no distribution may be made to such Participant prior to the date he attains his Normal

Retirement Age without his written consent. In the absence of receipt of such consent by the Administrative Committee prior to the 60th day following the date of the Participant's termination of Service, payment of the benefit to such Participant shall commence as soon as practicable after the Participant's attainment of Normal Retirement Age, which benefit shall be in an amount equal to the value of the Participant's distributable Account as of the Valuation Date coincident with or immediately following the Participant's attainment of Normal Retirement Age and, during the period of deferral mandated by the absence of receipt of consent, the Participant may change his investment direction under
Section 6.2(c).

          10.5 Unless the Participant elects otherwise, the payment of benefits under the Plan shall commence not later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant obtains age 65, (ii) occurs the 10th anniversary of the year the Participant commenced participation under the Plan, and (iii) the Participant terminates employment with the Company or an Affiliate.

          10.6 A Distributee may elect, at a time and manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by such Distributee in the form of a Direct Rollover. However, a Distributee may not elect to make a Direct Rollover if the total Eligible Rollover Distributions to which the Distributee is entitled during the calendar year equal, or are reasonably expected to equal, less than $200. A Distributee may not elect to make a Direct Rollover of any portion of an Eligible Rollover Distribution if that portion is not at least $500 or more. A Distributee may not make a Direct Rollover of less than the entire amount of an Eligible Rollover Distribution if the entire Eligible Rollover Distribution equals less than $500.

          10.7 Notwithstanding any other provision of the Plan, no distribution may be made to a Participant unless the Participant receives from the Administrative Committee an officially approved tax notice (pursuant to Section 402(f) of the Code and IRS Regulations issued thereunder) which specifies certain information regarding the federal income tax treatment of Plan benefits paid in the form of a lump sum payment in cash, property, or a combination of cash and property, as elected by the Participant, no less than 30 days and no more than 90 days before the date benefits are to be distributed. Such distribution may commence less than 30 days after the required notice is given; provided that (i) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

                    SECTION 11. DESIGNATION OF BENEFICIARIES

          11.1 Each Participant shall file with the Administrative Committee a written designation of one or more persons (which may include the Participant's spouse) as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his death. Subject to Section 11.2, a Participant may from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. Notwithstanding the foregoing or anything in the Plan to the contrary, if the Participant is married, his spouse must consent to the designation of a Beneficiary other than the Participant's spouse in accordance with this Section 11.1 (unless the Administrative Committee makes a written determination in accordance with the Code and IRS Regulations that no such consent is required). No such designation of a Beneficiary other than the Participant's spouse shall be effective unless: (i) the Participant's spouse consents in writing to the designation; (ii) the designation specifies a Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent; (iii) the spouse's consent acknowledges the effect of the election and (iv) the spouse's consent is witnessed by a notary public. The last such designation received by the Administrative Committee shall be controlling, provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

          11.2 If a married Participant whose spouse is his Beneficiary divorces such spouse and subsequently remarries, his spouse with respect to such subsequent marriage shall automatically be deemed to be his Beneficiary for the duration of such marriage, unless (i) the

Participant files with the Administrative Committee a written Beneficiary designation that effectively designates a Beneficiary other than such spouse, and such spouse consents to such designation in accordance with the rules set forth in Section 11.1, or (ii) a Qualified Domestic Relations Order provides that an ex-spouse with respect to such Participant shall be deemed to be his Beneficiary.

          11.3 If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated his Surviving Spouse, if any, as Beneficiary, or if the Participant has no Surviving Spouse, then the following persons (if then living) in the following order of priority: (i)
children, in equal shares, (ii) parents, in equal shares, (iii) the persons designated as beneficiary under the group life insurance plan of the Employer, and (iv) the Participant's estate. If the Administrative Committee is in doubt as to the right of any person to receive such amount, the Administrative Committee may direct the Trustee to retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrative Committee may direct the Trustee to pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

                     SECTION 12. ADMINISTRATION OF THE PLAN

          12.1 The Administrative Committee shall have general responsibility and discretionary authority for the administration, establishment and interpretation of the Plan (including but not limited to complying with reporting and disclosure requirements, establishing and maintaining Plan records, adopting amendments to the Plan as described in Section 14, deciding all questions arising in connection with the Plan including eligibility, benefit payments, vesting and factual questions). The Administrative Committee shall engage such certified public accountants, who may be accountants for the Company, as it shall require or may deem advisable for purposes of the Plan. The Administrative Committee shall administer the Plan in accordance with its terms, and shall have all powers necessary to carry out the provisions of the Plan not otherwise reserved to the Company, an Employer, the Board of Directors or the Trustee. The Administrative Committee shall have all powers to administer the Plan, within its discretion, other than the power to invest or reinvest the assets of the Plan to the extent such powers have been delegated to the Investment Committee, the Trustee, an insurance company and/or an asset manager. The Administrative Committee shall have total and complete discretion to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan including the power to construe and interpret the Plan; to decide the questions relating to an individual's eligibility to participate in the Plan and/or eligibility for benefits and the amounts thereof; to have fact finder discretionary authority to decide all facts relevant to the determination of eligibility for benefits or participation; to make such adjustments as it deems necessary or desirable to correct any arithmetical or accounting errors; to determine the amount, form and timing of any distribution to be made hereunder; to approve and enforce any loan hereunder including the repayment thereof, as well as to resolve any conflict. The Administrative

Committee shall have the discretion to make factual determinations as well as decisions and determinations relating to the amount and manner of allocations and distributions of benefits. In making its decisions, the Administrative Committee shall be entitled to, but need not rely upon, information supplied by a Participant, Beneficiary or representative thereof. The Administrative Committee shall have full and complete discretion to determine whether a domestic relations order constitutes a Qualified Domestic Relations Order under applicable law and whether the putative alternate payee under such an order otherwise qualifies for benefits hereunder. The Administrative Committee may correct any defect, supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of the Plan. The Administrative Committee's decision in such matters shall be binding and conclusive as to all parties. In carrying out its functions under the Plan, the Administrative Committee shall endeavor to act by general rules so as to administer the Plan in a uniform and nondiscriminatory manner to all persons similarly situated. The Administrative Committee shall communicate any requirements and objectives of the Plan, and any audit information which may be pertinent to the investment of Plan assets to the Investment Committee, which shall establish investment standards and policies and communicate the same to the Trustee (or other funding agencies under the Plan).

          12.2 The Investment Committee shall periodically review the investment performance and methods of the Trustee and any other funding agency, including any insurance company, under the Plan, and may appoint and remove or change the Trustee and any such funding agency. The Investment Committee shall have the power to appoint or remove one or more Investment Managers and to delegate to such Investment Manager the authority and discretion to manage (including the power to acquire and dispose of) the assets of the Plan, provided that (i) each Investment Manager with such authority and discretion shall be either a bank, an insurance company or a registered investment adviser under the Investment Advisers Act of 1940, and shall acknowledge in writing that it is a fiduciary with respect to the Plan and (ii) the Investment Committee shall periodically review the investment performance and methods of each Investment Manager with such authority and discretion.

          12.3 Both the Administrative Committee and the Investment Committee (collectively the "Committees") may arrange for the engagement of such legal counsel who may be counsel for the Company, and make use of such agents and clerical or other personnel as they each shall require or may deem advisable for purposes of the Plan. Each of the Committees may rely upon the written opinion of such counsel and the accountants engaged by either of the Committees and may delegate to any such agent or to any subcommittee or member of such Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion (including the appointment of an Investment Manager), provided that such delegation shall be subject to revocation at any time at the discretion of such Committee. The Committees shall report to the Board of Directors, or to a committee of the Board of Directors designated for that purpose, no less frequently than at each annual meeting as shall be specified by the Board of Directors, or such committee with regard to the Board of Directors the matters for which it is responsible under the Plan.

          12.4 The Administrative Committee and the Investment Committee shall each consist of at least three members, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors. Any member of either of the Committees may resign at any time. No member of either of the Committees shall be entitled to act on or decide any matter relating solely to himself or any of his rights or benefits under the Plan. The members of the Administrative Committee and of the Investment Committee shall not receive any special compensation for serving in their capacities as members of such Committees but shall be reimbursed for any reasonable expenses incurred in connection therewith. Except as otherwise required by the Act, no bond or other security need be required of the Administrative Committee or the Investment Committee or any member thereof in any jurisdiction. Any person may serve on both Committees, and any member of either the Committee, any subcommittee or agent to whom either Committee delegates any authority, and any other person or group of persons, may serve in more than one fiduciary capacity (including service both as a trustee and administrator) with respect to the Plan.

          12.5 The Administrative Committee and the Investment Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings, and provide for the keeping of minutes of all meetings. A majority of the members of a Committee shall constitute a quorum for the transaction of business at a meeting of such Committee. Any action of a Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting or, at the direction of its Chairman, without a meeting, by mail, telegraph, telex, telecopier or telephone, provided that all of the members of the Committee are informed by mail, telex, telecopier or telegraph of their right to vote on the proposal and of the outcome of the vote thereon.

          12.6 All demands for money of the Plan shall be signed by an officer or officers or such other person or persons as the Administrative Committee may from time to time designate in writing who shall cause to be kept full and accurate accounts of receipts and disbursements of the Plan, shall cause to be deposited all funds of the Plan to the name and credit of the Plan, in such depositories as may be designated by the Investment Committee, shall cause to be disbursed the monies and funds of the Plan when so authorized by the Administrative Committee and shall generally perform such other duties as may be assigned to him from time to time by either of such the Committees.

          12.7 The Company has entered into the Trust Agreement with the Trustee providing for the administration and management of the Trust Fund. The Trustee shall have responsibility under the Plan for the management and control of the assets of the Plan. All benefits and other amounts payable hereunder shall be paid exclusively from the Trust Fund, and neither the Company, any Affiliate, any Trustee, nor any director, officer, Employee or agent of the Company assumes any responsibility or liability therefor. The Trust Fund may be commingled for investment purposes with like separate trust funds of any other plans and trusts of the Company or any Affiliate which meet the requirements of Sections 401(a) and 501(a) of the Code. Each Participant, each Beneficiary or each other person who shall claim the right to any payment under the Plan shall look exclusively to the Trust Fund therefor and shall not have any right or claim therefor against the Company, any Participating Company, any Trustee, or any director, officer, Employee or agent of the Company. Except as otherwise required by the Act, neither the Company, nor any member of the Administrative Committee or the Investment Committee, any director, officer, Employee or agent of the Company shall be required to inquire into or be responsible for any act or failure to act of any Trustee or any Participant. To the maximum extent permitted by the Act and applicable state law, each Trustee, each member of the Administrative Committee and the Investment Committee, each director and officer of the Company, any Participating Company and each Employee who performs service on behalf of the Plan or the Trust, shall be indemnified and saved harmless by the Company or by the Participating Company out of its own assets (including the proceeds of any insurance policy the premiums of which are paid by the Company) from and against any and all losses, costs and expense (including any amounts paid in settlement of a claim with the Company or Administrative Committee's approval) to which any of them may be subjected by reason of any act done or omitted to be done in good faith in their official capacities with respect to the Plan or the Trust Agreement, including all expenses reasonably incurred in their defense.

          12.8 All claims for benefits under the Plan shall be submitted to the Administrative Committee on such form and in such manner (including any telephonic or electronic means) as the Administrative Committee may from time to time prescribe. If an Employee, Participant or Beneficiary ("Claimant") is denied benefits under the Plan, the Administrative Committee shall notify the Claimant in writing of the denial of the claim within ninety (90) days after the claim has been made; provided that, in the event of special circumstances, such period may be extended to one hundred and eighty (180) days. In such event, the Claimant shall be notified in writing of such extension. Such notice shall set forth the following:

               (a)  the specific reasons for the denial;

               (b) specific reference to the pertinent Plan provisions on which the denial is based;

               (c) a description of any material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review.

               Failure by the Administrative Committee to provide notice to the Claimant pursuant to the requirements of this Section 12.8 by the conclusion of the ninety (90) day or one hundred and eighty (180) day period, whichever is applicable, shall be deemed a denial of the Claimant's claim.

          If a Claimant's claim has been denied or deemed denied, such Claimant may request an appeal of the denial. Any request for a review must be made in writing to the Administrative Committee within sixty (60) days of the notice referred to in the immediately preceding paragraph or, if such notice is not provided pursuant to the requirements of this Section 12.8, upon the conclusion of the 90-day or 180-day period, as applicable. The claim will then be reviewed by the Administrative Committee. A Claimant or his duly authorized representative may:

               (i)  review pertinent documents; and

               (ii) submit issues and comments in writing.

          If the Administrative Committee deems it appropriate, it may hold a hearing as to a claim. If a hearing is held, the Claimant shall be entitled to be represented by counsel. The decision of the Administrative Committee shall be made within sixty (60) days after receipt of the request for review unless special circumstances (such as the need to hold a hearing) require an extension of time; in any event, such decision shall be rendered not later than one hundred and twenty (120) days after receipt of the request for review. Written notice of any special circumstances requiring an extension shall be sent to the Claimant. If the decision on review is not sent to the Claimant within the appropriate time, it shall be deemed denied on review.

          The Administrative Committee may, in its absolute discretion, delegate any or all of the duties enumerated in this Section 12.8 to each of the members of the Board of Directors, the Administrative Committee or any other person, including an Employee. All interpretations, determinations and decisions of the Administrative Committee with respect to any claim shall be made by the Administrative Committee in its sole discretion based on the Plan and documents presented to it and shall be final, conclusive and binding.

          12.9 Any notice, election, application, instruction, designation or other form of communication required to be given or submitted by any Participant, other Employee or Beneficiary shall be in such form as is prescribed from time to time by the Administrative Committee or Investment Committee, sent by first class mail or delivered in person, and shall be deemed to be duly given only upon actual receipt thereof by such Committee. Any notice, statement, report and other communication from the Company or either of the
Committees to any Participant, other Employee, or Beneficiary required or permitted by the Plan shall be deemed to have been duly given when delivered to such person or mailed by first class mail to such person at his address last appearing on the records of the Company or the Administrative Committee. Each person entitled to receive a payment under the Plan shall file in accordance herewith his complete mailing address and each change therein. A check or communication mailed to any person at his address on file with the Company or the appropriate Committee shall be deemed to have been received by such person for all purposes of the Plan, and no Employee or agent of the Company, of a Participating Company or member of the Administrative Committee or the Investment Committee shall be obliged to search for or ascertain the location of any such person except as required by the Act. If the Administrative Committee shall be in doubt as to whether payments are being received by the person entitled thereto, it may, by registered mail addressed to such person at his address last known to the Administrative Committee notify such person that all future payments will be withheld until such person submits to the Administrative Committee his proper mailing address and such other information as the Administrative Committee may reasonably request.

          12.10 Each Participant shall file with the Administrative Committee such pertinent information concerning himself and his Beneficiary, and each Beneficiary shall file with the Administrative Committee such information concerning himself, as the Administrative Committee may specify, and in such manner and form as the Administrative Committee may specify or provide, and no Participant or Beneficiary shall have any right or be entitled to any benefits or further benefits under the Plan unless such information is filed by him or on his behalf.

          12.11 The agent for the service of legal process of the Plan shall be the Secretary of the Company or such other person as may from time to time be designated by the Administrative Committee.

          12.12 Notwithstanding any other provision of the Plan to the contrary, the Administrative Committee's use of information obtained from any Employee, Participant or Beneficiary through the use of a voice response system or other electronic media shall be governed by the requirements of applicable guidance issued by the IRS and, to the extent that any such information obtained through the use of a voice response system or other electronic media does not satisfy the requirements of such guidance, the Administrative Committee shall require that the information be submitted in written form.

         SECTION 13. TERMINATION OF PARTICIPATING COMPANY PARTICIPATION

          13.1 Any Participating Company may terminate its participation in the Plan by giving the Administrative Committee prior written notice specifying a termination date which shall be the last day of a month at least 60 days subsequent to the date such notice is received by the Administrative Committee. The Administrative Committee may terminate any Participating Company's participation in the Plan, as of any termination date specified by the Administrative Committee, for the failure of the Participating Company to make proper contributions or to comply with any other provision of the Plan and shall terminate a Participating Company's participation upon complete and final discontinuance of the contributions. In the event of any such termination, the Administrative Committee shall promptly notify the IRS and request such determination as counsel to the Plan may recommend and as the Administrative Committee may deem desirable.

          13.2 Upon termination of the Plan as to any Participating Company, such Participating Company shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Participating Company except as provided in this Section 13. To the maximum extent permitted by the Act, any rights of Participants no longer employed by such Participating Company and of former Participants and their Beneficiaries and Surviving Spouses under the Plan shall be unaffected by such termination and any transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 13 shall constitute a complete discharge of all liabilities under the Plan with respect to such Participating Company's participation in the Plan and any Participant then employed by such Participating Company.

          The interest of each such Participant in Service with such Participating Company as of the termination date in the amount, if any, credited to his Account after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Participants for expenses, charges, forfeitures and profits and losses as described in Section 14.4, shall be nonforfeitable as of the termination date, and upon receipt by the Administrative Committee of IRS approval of such termination, the full current value of such amount, shall be paid from the Trust Fund in the manner described in Section 14.4 or transferred to a successor employee benefit plan which is qualified under Section 401(a) of the Code; provided, however, that in the event of any transfer of assets to a successor employee benefit plan the provisions of
Section 13.3 will apply.

          All determinations, approvals and notifications referred to above shall be in form and substance from a source satisfactory to counsel for the Plan. To the maximum extent permitted by the Act, the termination of the Plan as to any Participating Company shall not in any way affect any other Participating Company's participation in the Plan.

          The above Section 13.2 shall cease to apply effective June 18, 1998 and the following Section 13.2 shall apply:

          13.2 Upon termination of the participation of any Employer in the Plan, such Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer except as provided in this Section
13. To the extent permitted by the Act, any rights of Participants no longer employed by such Employer and of former Participants and their Beneficiaries and Surviving Spouses under the Plan shall be unaffected by such termination and any transfers, distributions or other dispositions of assets of the Plan as provided in this Section shall constitute a complete discharge of all liabilities under the Plan with respect to such Employer's participation in the Plan and any Participant then employed by such Employer.

          The interest of each such Participant in Service with such Employer as of the termination date in the amount, if any, credited to his Account after payment of or provision for expenses and charges and appropriate adjustment of the Accounts of all such Participants for expenses, charges, forfeitures and profits and losses as described in Section 14.4, shall be nonforfeitable as of the termination date, and the full current value of such amount shall be paid from the Trust Fund in the manner described in Section 14.4 or, if elected by any such Participant in writing, transferred to the trust established under another employee benefit plan which is qualified under Section 401(a) of the Code in which such Participant is entitled to participate, at the time and in the manner, and in accordance with such terms and conditions, as the Administrative Committee may prescribe in a nondiscriminatory manner; provided, however, that, in the event of any transfer of assets to such other employee benefit plan, the provisions of Section 13.3 will apply.

          All determinations, approvals and notifications referred to above shall be in form and substance from a source satisfactory to the Administrative Committee or its counsel, who may be counsel for the Company. To the maximum extent permitted by the Act, the termination of any Employer's participation in the Plan shall not in any way affect any other Employer's participation in the Plan.

          13.3 No transfer of the Plan's assets and liabilities to a successor employee benefit plan (whether by merger or consolidation with such successor plan or otherwise) shall be made unless each Participant would, if either the Plan or such successor plan then terminated, receive a benefit immediately after such transfer which (after taking account of any distributions or payments to them as part of the same transaction) is equal to or greater than the benefit he would have been entitled to receive immediately before such transfer if the Plan had then been terminated. The Administrative Committee or the Investment Committee or both of the Committees may request appropriate indemnification from the employer or employers maintaining such successor plan before making such a transfer.

         SECTION 14. AMENDMENT OR TERMINATION OF THE PLAN AND THE TRUST

          14.1 (a) Subject to the provisions of Section 14.1(b), the Board of Directors reserves the right at any time, by majority consent in writing or by a meeting, to amend, suspend or terminate the Plan, any contributions thereunder, the Trust, in whole or in part, for any reason and without the consent of any Participating Company, Participant, other Employee, Beneficiary or Surviving Spouse or any other person who may have a claim for benefits under the Plan. The Administrative Committee may adopt amendments, by majority consent in writing or by a meeting, which may be necessary or appropriate to facilitate the administration, management, or interpretation of the Plan or to conform the Plan thereto, or to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations, provided that any such amendment does not materially increase the cost to the Employers of maintaining the Plan. Each Participating Company by its adoption of the Plan shall be deemed to have delegated this authority to the Board of Directors and the Administrative Committee. The Plan shall automatically be terminated upon complete and final discontinuance of contributions thereunder.

          (b) No amendment or modification shall be made which would retroactively impair any right to any benefit under the Plan which any Participant, Beneficiary or Surviving Spouse would otherwise have had at the date of such amendment by reason of the contributions theretofore made and credited to his Account, except as provided in Section 14.2 below.

          14.2 Subject to the provisions of Section 14.1, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively if necessary or appropriate to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of Sections 401(a), 401(k) and 501(a) of the Code or any other applicable section of law (including the Act) and the Regulations issued thereunder.

          14.3 Notice of any amendment, modification, suspension or termination of the Plan shall be given by the Board of Directors or the Administrative Committee, whichever adopts the amendment to the other and to the Trustee and all Participating Companies and, where and to the extent required by law, to Participants and other interested parties.

          14.4 Upon termination of the Plan, the Employer shall not make any further contributions under the Plan and no amount shall thereafter be payable under the Plan in respect of any Participant except as provided in this Section
14. To the maximum extent permitted by the Act, transfers, distributions or other dispositions of the assets of the Plan as provided in this Section 14 shall constitute a complete discharge of all liabilities under the Plan. The Administrative and Investment Committees shall remain in existence and all of the provisions of the Plan which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the administration and distribution, transfer or other disposition of the assets of the Plan in accordance with this Section 14.4 shall remain in force. After (i) payment of or provision for all expenses and charges referred to in Sections 7.4 and 7.5 and appropriate adjustment of all Accounts for such expenses and charges in the manner described in Section 7.4 and (ii) adjustment for profits and losses of the Trust to such termination date in the manner described in Section 7.2, the interest of each Participant in Service as of the date of such termination in the amount, if any, credited to his Account shall be nonforfeitable as of such date.

          The full current value of such adjusted amount, shall be paid from the Trust to each Participant and former Participant, (or, in the event of the death of such Participant or former Participant, the Beneficiary or Surviving Spouse thereof) in any manner of distribution specified in Section 10 above, including payments which are deferred until the Participant's termination of Service, as the Administrative Committee shall determine in a nondiscriminatory manner. Without limiting the foregoing, any such distributions may be made in cash or in property, or both, as the Administrative Committee in its sole discretion may direct.

          All determinations, approvals and notifications referred to above shall be in form and substance and from a source satisfactory to counsel for the Plan.

          14.5 In the event a partial termination (within the meaning of theAct) of the Plan has occurred then (i) the interest of each Participant affected thereby in his Account shall be nonforfeitable as of the date of such partial termination and (ii) the provisions of Sections 14.2, 14.3 and 14,4 and Section
13.2 which in the opinion of the Administrative Committee are necessary for the execution of the Plan and the allocation and distribution of the assets of the Plan shall apply.

          14.6 Except as provided in Section 5.6 of the Plan or Section 414(p) of the Code, in no event shall any part of the funds of the Plan (other than such part as is required to pay taxes, if any, and expenses as provided in
Section 7) be used for or diverted to any purposes other than for the exclusive benefit of Participants and their Beneficiaries and Surviving spouses under the Plan.

                 SECTION 15. GENERAL LIMITATIONS AND PROVISIONS

          15.1 Each Participant, former Participant, Beneficiary and Surviving Spouse shall assume all risk in connection with any decrease in the value of the assets of the Trust and the Participants' Accounts or special accounts and neither the Employer nor the Administrative Committee nor the Investment Committee shall be liable or responsible therefor.

          15.2 Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Company, any Participating Company or any of its subsidiaries or affiliated or associated corporations or affect the right of any such Employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between an Employer and any Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

          15.3 If the Administrative Committee shall find that any person to whom any amount is payable under the Plan is found by a court of competent jurisdiction to be unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Administrative Committee so elects, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan and the Trust therefor.

          15.4 Except insofar as may otherwise be required by law or (i) pursuant to the terms of a Qualified Domestic Relations Order or (ii) in connection with a judgment or settlement entered into on or after August 5, 1997, involving the Plan pursuant to the requirements of Section 401(a)(13)(C) of the Code, no amount payable at any time under the Plan and the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan and the Trust, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Administrative Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Administrative Committee may deem proper.

          Notwithstanding any other provision of the Plan to the contrary, if the amount payable to an alternate payee under a Qualified Domestic Relations Order does not exceed $5,000 (or, effective prior to January 1, 1998, $3,500), such amount shall be paid in one lump sum payment in cash, property, or a combination of cash and property, as elected by such alternate payee, as soon as practicable following such order's having been determined by the Administrative Committee to constitute a Qualified Domestic Relations Order and the entry of such order by a court of competent jurisdiction. If the amount exceeds $5,000 (or, effective prior to January 1, 1998, $3,500), it may be paid as soon as practicable following such order's having been determined by the Administrative Committee to constitute a Qualified Domestic Relations

Order and the entry of such order by a court of competent jurisdiction, if the alternate payee consents thereto and if such order provides for such payment.

          15.5 If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due or upon the termination of the Plan in accordance with Section 14, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Administrative Committee or the Employer, and within three months after such mailing such person has not made written claim therefor, the Administrative Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer or, in the case of the termination of the Plan, allocated on a pro rata basis among the Participants of the Plan, and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Administrative Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him as provided in
Section 10.

          15.6 Any and all rights or benefits accruing to any persons under the Plan shall be subject to the terms of the Trust Agreement which the Company shall enter into with the Trustee providing for the administration of the Trust Fund.

          15.7 Notwithstanding any provision in the Plan to the contrary, effective as of December 12, 1994, contributions and benefits with respect to "qualified military service" will be provided in accordance with Section 414(u) of the Code.

          15.8 Whenever used in the Plan the masculine gender includes the feminine gender and the singular includes the plural, unless the context indicates otherwise.

          15.9 The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

          15.10 The Plan and all rights thereunder shall be governed by and construed in accordance with the Act and, to the extent not preempted by the Act or as expressly provided herein, the laws of the State of New York (without regards to its conflict of laws provision).

                    SECTION 16. MAXIMUM AMOUNT OF ALLOCATION

          16.1 The provisions of this Section 16 shall govern notwithstanding any other provisions of the Plan.

          16.2 Annual Additions to a Participant's Account in respect of any Plan Year may not exceed the lesser of

               (a) Effective as of January 1, 1995, $30,000 (adjusted under such Regulations as my be issued by the Secretary of the Treasury); or

               (b) 25% of the Participant's Salary for such Plan Year. "Salary" under this Section 16 means (i) Salary, as defined in
                    Section 2.45, plus (ii) effective for Plan Years beginning on or after January 1, 1998, (A) any elective deferrals (as defined in Section 402(g)(3)), and (B) any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant under Sections 125 and 132(f) of the Code.

          For purposes of this Section 16, the term "Annual Additions" shall mean the sum of the following amounts which, without regard to this Section 16, would have been credited to the Participant's Account for any Plan Year under the Plan and under any other defined contribution plans of the Employer or an
Affiliate: (i) Employer Contributions; (ii) Compensation Reduction Contributions and all elective contributions made under any cash or deferred arrangement within the meaning of Section 1.401(k)-1(g)(3) of the IRS Regulations including excess deferrals; (iii) voluntary employee after-tax contributions made under any qualified employee pension benefit plan; (iv) forfeitures, if applicable;
(v) with respect to any plan maintained by the Employer or an Affiliate, contributions allocated to any individual medical account defined in Section 415(l)(2) of the Code that is part of a defined benefit plan maintained by the Employer; and (vi) in the case of a Participant who is a "key employee," as defined in Section 419A(d)(3) of the Code, the amount allocated to a separate account established for post-retirement medical or life insurance benefits of such Participant described in Section 419A(d)(1) of the Code under a welfare benefit fund as defined in Section 419(e) of the Code, and as maintained by the Employer. The term Annual Additions shall not include any Rollover Contributions made pursuant to Section 4.5. The term Annual Additions shall include, whether or not refunded, excess deferrals as described in Section 4.1(a), excess contributions as defined in Section 4.1(b)(ii), and excess aggregate contributions as defined in Section 5.1(d)(ii). Solely for the purposes of Section 16.4(a), Annual Additions shall include a Participant's contributions under a qualified cost-of-living arrangement described in Section 415(k)(2) of the Code.

          16.3 If the limitations of Section 16.2 are violated as a result of the allocation of (i) forfeitures, (ii) a reasonable error in estimating a Participant's Compensation or Salary, (iii) or under such other facts and circumstances as determined by the IRS, amounts which would otherwise be allocated to a Participant's Account must be reduced by reason of the limitations of Section 16.2, such reduction shall be made in the following order of priority, but only to the extent necessary:

               1. Employer Contributions made pursuant to Section 5.1(b) allocable to such Participant in respect of such Plan Year shall be reduced and the amount of such reduction shall be utilized to reduce Employer Contributions which would otherwise be made to the Plan; and then

               2. Employer Contributions made pursuant to Section 5.1(a) allocable to such Participant in respect of such Plan Year shall be reduced and the amount of such reduction shall be utilized to reduce Employer Contributions which would otherwise be made to the Plan; and then

               3. To the extent permitted by the Code and IRS Regulations, the amount of Compensation Reduction Contributions, exclusive of any earnings of the Trust Fund attributable thereto, shall be refunded to the Participant or, to the extent required by law, shall be held unallocated in a suspense account and shall be applied, as directed by the Administrative Committee in accordance with the law and regulations, as a credit to reduce the contributions of the Employer for the next Plan Year and in the event of termination of the Plan shall be returned to the Employer.

          16.4 (a) In the event that, in any Plan Year and with respect to any Participant, the sum of the "Defined Contribution Fraction" (as defined in Section 16.4 (b)) and the "Defined Benefit Fraction" (as defined in Section 16.4
(b)) would otherwise exceed 1.0, then the benefit payable under the defined benefit plan or plans shall be reduced in accordance with the provisions of that plan or those plans, but only to the extent necessary to ensure that such limitation is not exceeded. If this reduction does not ensure that the limitation set forth in this Section 16.4 is not exceeded, then the Annual Addition to any defined contribution plan, other than the Plan, shall be reduced in accordance with the provisions of that plan but only to the extent necessary to ensure that such limitation is not exceeded.

          (b) For purposes of this Section 16.4, the following terms shall have the following meanings:

               1. "Defined Contribution Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the sum of Annual Additions, for the Plan Year and all prior Plan Years, as of the close of the Plan Year and (B) the denominator of which is the sum of the lesser of the following amounts, determined for such Plan Year and for each prior Year of Service (i) the product of 1.25 multiplied by the dollar limitation in effect for such Year under Section 16.2(a) or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 16.2(b) with respect to the Participant for such Year; provided, that the Administrative Committee, in determining the Defined Contribution Fraction may elect to use the special transitional rules permitted by Section 415 of the Code and IRS Regulations thereunder; and

               2. "Defined Benefit Fraction" shall mean, as to any Participant for any Plan Year, a fraction, (A) the numerator of which is the projected annual benefit (determined as of the close of the Plan Year and in accordance with IRS Regulations) of the Participant under any defined benefit plan (as defined in Sections 414(j) and 415(k) of the Code) maintained by the Company or any of its Affiliates and (B) the denominator is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year or (ii) the product of 1.4 multiplied by an amount equal to 100% of the Participant's average compensation for his high three years within the meaning of Section 415(b)(3) of the Code for such Plan Year.

          Notwithstanding the above or any provision of the Plan to the contrary, except as may otherwise be required by law, this Section 16.4 shall cease to apply with respect to Plan Years beginning after December 31, 1999, without the need for further amendment to the Plan.

                        SECTION 17. TOP HEAVY PROVISIONS

          17.1 The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year (or, with respect to the first Plan Year, the last day of such Plan Year). For purposes of determining whether the Plan is a Top Heavy Plan, when appropriate, actuarial assumptions which reflect reasonable mortality experience and a reasonable interest rate that uniformly applies for accrual purposes under all plans maintained by the Company and its Affiliates shall be used. The value of a Participant's Account shall be determined as of the last Valuation Date used for computing Plan costs for minimum contribution purposes which occurs within the Plan Year in which the determination is being made, and shall include amounts distributed to or on behalf of the Participant within the four preceding Plan Years. Notwithstanding any other provisions of the Plan, the provisions of this Section 17 shall apply and supersede all other provisions of the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

          17.2 For purposes of this Section 17 and as otherwise used in the Plan, the following terms shall have the meanings set forth below:

               (a) "Determination Date" means the last day of the preceding Plan Year or the last day of the first Plan Year.

               (b) "Key Employee" means

                    (i) each person (and his Beneficiary) who at any time during the five Plan Years ending on the Determination Date:

                         (A) was an officer of the Company or an Affiliate having an annual Salary greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year;

                         (B) was one of the 10 Employees owning the largest interest of the Company and its Affiliates but only if he received Salary equal to or greater than the dollar amount applied for purposes of Section 415(c)(1)(A) of the Code for the calendar year ending coincident with or immediately after the Determination Date;

                         (C) owned at least five  percent  of the an  Employer's
                    outstanding shares of stock or at least five percent of the total combined voting power of the Employer's shares of stock; or

                         (D) owned, at least one percent of the Employer's shares of stock or at least one percent of the total combined voting power of an Employer's shares of stock, and whose annual Salary from the Employer exceeds $150,000,

                    (ii) The following special rules apply to this definition:

                         (A) No more than 50 officers,  or, if less, the greater
                    of three or 10% of all Employees will be Key Employees under
                    Section 17.2(b)(i)(A). If there are more officers than are counted under the preceding sentence, only those who had the highest aggregate Salary, during the five Plan Years ending on the Determination Date will be considered Key Employees.

                         (B) A person is an officer only if he is in regular and
                    continued service as an administrative executive of the Company or a Participating Company.

                         (C) No person  will be a Key  Employee  under more than
                    one paragraph of this definition unless he also is a Beneficiary of a deceased Key Employee.

                         (D) A person  will be  treated  as owning all shares of
                    stock   which  he  owns   directly  or   constructively   by
                    application of Section 318 of the Code.

                         (E) For purposes of  determining  whether a person is a
                    one percent or five percent owner of the Company or any Affiliate, his ownership interest in any entity related to the Company solely by reason of Sections 414 (b), (c) and
                    (m) of the Code shall be disregarded.

                         (F) For purposes of determining whether a person receives an annual Salary of more than $150,000, Salary received from each Employer required to be aggregated under Sections 414 (b), (c) and (m) of the Code shall be taken into account.

          (c) "Non-Key Employee" means (i) any Employee who is not a Key Employee, or (ii) a Beneficiary of a Non-Key Employee.

          (d) "Permissive Aggregation Group" means all qualified employee pension benefit plans in the Required Aggregation Group and any qualified employee pension benefit plans sponsored by the Company or an Affiliate which are not part of the Required Aggregation Group, but which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group and which the Company elects to have included in the Permissive Aggregation Group.

          (e) "Required Aggregation Group" means the Plan and any other qualified employee pension benefit plan that was sponsored during the five year period ending on the applicable Determination Date by the Company or an Affiliate (i) in which a Key Employee participates or (ii) which enables the Plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (f) "Top Heavy Group" means all qualified employee pension benefit plans of the Company and its Affiliates in the Required Aggregation Group and any other qualified employee benefit plan of the Company and its Affiliates which the Company elects to aggregate as part of a Permissive Aggregation Group if, on any Determination Date, the Value of the cumulative annual accrued benefits for Key Employees under all defined benefit plans and the aggregate Value of all Key Employees' accounts under all defined contribution plans exceed 60% of a similar sum determined for all Employees. For purposes of this computation, the account balances and cumulative annual accrued benefits of a Participant (i) who is a Non-Key Employee but who was a Key Employee in a prior Plan Year, or (ii) who has not been credited with at least one Hour of Service with any Employer at any time during the five year period ending on the Determination Date will be disregarded. If the aggregated plans do not have the same Determination Date, this test will be made using the Value calculated as of each plan's Determination Date occurring during the same Plan Year.

          (g) "Top Heavy Plan" means the Plan if, on any Determination Date, the present Value of the Accounts under the Plan for Key Employees exceeds 60% of the Value of the Accounts under the Plan for all Employees. For purposes of the comparison, the Accounts of all Non-Key Employees who were, but no longer are, Key Employees will be disregarded. The

Plan is super Top Heavy if it would be a Top Heavy Plan if 90% were substituted for 60% wherever it appears in the definition of Top Heavy Plan and Top Heavy Group.

          (h) "Top Heavy Plan Year" means any Plan Year during which the Plan is Top Heavy or part of a Top Heavy Group.

          (i) "Value" means"

               (i) for all defined benefit plans, the present value calculated as provided in those plans; and

               (ii) for all defined contribution plans, the fair market value of each Participant's account (including amounts attributable to voluntary employee contributions from a qualified employee pension benefit plan sponsored by the Company or an Affiliate) determined as of the most recent Determination Date increased by:

                    (A) distributions  made during the five Plan Years ending on the Determination Date (except distributions already included in determining the Value of the accounts and distributions made during the five Plan Years preceding the Determination Date under a terminated plan which, if it had not been terminated, would have been required to be included in the Required Aggregation Group); and

                    (B) all rollover contributions distributed from the plans to a qualified employee benefit plan not sponsored by the Company or an Affiliate, and decreased by;

                    (C) any deductible Employee contributions; and

                    (D) rollover contributions received by the plans from a qualified employee benefit plan not sponsored by the Company or an Affiliate; and

                    (E) rollover  contributions  distributed  from the Plan to a qualified employee pension benefit plan sponsored by the Company or an Affiliate.

          17.3 With respect to Plan Years beginning prior to January 1, 1999, in the event the vesting provisions of Section 9.2 are amended, any Participant who has completed at least three Years of Service, for purposes of determining a Participant's nonforfeitable right to his Employer Contribution Account, may elect to have the nonforfeitable percentage of such Employer Contribution Account computed under the Plan without regard to such amendment or change by notifying the Administrative Committee in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; or (iii) the date which is 60 days after the day the Participant is given written notice of such amendment or change by the Administrative Committee. Any election made pursuant to this Section 17.3 shall be irrevocable.

          17.4 Subject to Section 17.5, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution allocable to the Account of each Non-Key Employee, regardless of his Salary, who has satisfied the eligibility requirements of Section 3.1, whether or not a Participant in the Plan, and who is in Service at the end of the Plan Year shall not be less than the lesser of (i) three percent of such Non-Key Employee's Salary (or to the extent required by the Code or Section 1.415-2(d) of the IRS Regulations), or (ii) the percentage at which contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not be applicable if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code. If the Employer maintains more than one defined contribution plan, the minimum contribution set forth in this Section 17.4 shall be provided under the Plan to Non-Key Employees who participate solely in defined contribution plans only to the extent such minimum contribution is not provided under such other plan or plans.

          17.5 The provisions of this Section 17.5 shall no longer be applicable with respect to Plan Years beginning after December 31, 1999. For each Plan Year that the Plan is a Top Heavy Plan, 1.0 shall be substituted for 1.25 as the multiplicand of the dollar limitation in determining the denominator of the defined benefit plan fraction and of the defined contribution plan fraction for purposes of Section 17.4.

          (a) If, after  substituting 90% for 60% wherever the latter appears in
Section 416(g) of the Code, the Plan is not determined to be a Top Heavy Plan, the provisions of Section 17.5 shall not be applicable if the minimum contribution by the Employer allocable to the Account of any Participant who is a Non-Key Employee as specified in Section 17.4 is determined by substituting "four percent" for "three percent."

          17.6 If, with respect to a Non-Key Employee who benefits in a Plan Year under both a defined contribution and defined benefit plan which are Top Heavy Plans maintained by the Employer, a top-heavy minimum benefit is not provided for such Plan Year under both plans, then such determination for such Plan Year shall be made in conformity with the comparability analysis described in Q&A M-12 of Section 1.416-1 of the IRS Regulations. Such analysis shall be modified, where a factor of 1.25 is utilized for such Plan Year in connection with the satisfaction of the limitations set forth in Section 415(e) of the Code, in accordance with the last sentence of Q&A M-14 of Section 1.416-1 of the IRS Regulations.

                                   APPENDIX A
                             OMI SAVINGS PLAN - ESOP

          The purpose of this Appendix A is to provide rules and guidelines on the merger of the OMI Employee Stock Ownership Plan ("ESOP") into the OMI Savings Plan, said merger being effective May 21, 1996. Unless indicated to the contrary, these rules and guidelines shall be effective May 21, 1996:

          1. Effective March 31, 1996, each ESOP participant shall be fully vested in his ESOP Account.

          2.  Solely  with  respect  to  the  ESOP,  no  Compensation  Reduction
Contributions, Employer Contributions or Rollover Contributions will be allocated to the ESOP Account or invested in OMI Corporation Shares, nor may a Participant liquidate his account within an Investment Fund to purchase OMI Corporation Shares. Cash dividends, if any, with respect to such OMI Corporation Shares will be invested in the Investment Funds, as directed by the Participant.

          3. Each month a Participant with an ESOP Account may instruct the Trustee to sell up to eight percent of his or her shares, in whole percentages, such eight percent to be based on the number of shares of Stock held in the Participant's ESOP Account on May 21, 1996. This eight percent restriction is not to be cumulative. The proceeds of any such sale to be invested in any or all of the Investment Funds, as directed by the Participant.

          4. Stock shall be voted in accordance with the terms and conditions of
Section 15.7 of the ESOP.

          5. Former employees of the Employer who were participants in the ESOP may elect to (i) liquidate their Stock and receive the cash proceeds thereof or
(ii)  establish  an ESOP Account and be subject to the terms and  conditions  of item 3 above.

                          OMI CORPORATION SAVINGS PLAN

                                TABLE OF CONTENTS


                                                                           Page

SECTION 1.  PURPOSE..........................................................2

SECTION 2.  DEFINITIONS......................................................3

SECTION 3.  PARTICIPATION...................................................16

SECTION 4.  COMPENSATION REDUCTION CONTRIBUTIONS............................18

SECTION 5.  EMPLOYER CONTRIBUTIONS..........................................27

SECTION 6.  INVESTMENT OF CONTRIBUTIONS.....................................34

SECTION 7.  VALUATIONS AND MAINTENANCE OF PARTICIPANTS' ACCOUNTS............41

SECTION 8.  ELIGIBILITY FOR BENEFITS........................................44

SECTION 9.  VESTING.........................................................47

SECTION 10.  METHOD OF PAYMENT OF BENEFITS..................................49

SECTION 11.  DESIGNATION OF BENEFICIARIES...................................53

SECTION 12.  ADMINISTRATION OF THE PLAN.....................................55

SECTION 13.  TERMINATION OF PARTICIPATING COMPANY PARTICIPATION.............63

SECTION 14.  AMENDMENT OR TERMINATION OF THE PLAN AND THE TRUST.............67

SECTION 15.  GENERAL LIMITATIONS AND PROVISIONS.............................70

SECTION 16.  MAXIMUM AMOUNT OF ALLOCATION...................................74

SECTION 17.  TOP HEAVY PROVISIONS...........................................79


APPENDIX A.  OMI SAVINGS PLAN - ESOP........................................87